UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12

Allscripts Healthcare Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Allscripts Healthcare Solutions, Inc.
222 Merchandise Mart Plaza, Suite 2024
Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2019

To the stockholders of Allscripts Healthcare Solutions, Inc.:

Notice is hereby given that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 23, 2019, at 9:00 a.m. local time at the Company’s principal executive offices, located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, for the following purposes:

1. To elect the eight directors named in the accompanying proxy statement, each to serve until the Company’s 2020 Annual Meeting of Stockholders and until their successors are duly elected, subject to earlier resignation or removal;

2. To approve the Allscripts 2019 Stock Incentive Plan;

3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

4.  To approve, on an advisory basis, the Company’s named executive officer compensation; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors of the Company unanimously recommends a vote FOR each director nominee and FOR each of Proposals 2, 3 and 4.

These items are described more fully in the accompanying proxy statement. Only stockholders of record as of the close of business on March 29, 2019 are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

Sincerely,

Brian P. Farley

Executive Vice President, Chief Administrative Officer,

General Counsel and Corporate Secretary

Chicago, Illinois
April 12, 2019

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at: www.proxyvote.com.

YOUR VOTE IS IMPORTANT. PLEASE EXERCISE YOUR STOCKHOLDER RIGHT TO VOTE AS SOON AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

PROXY STATEMENT
FOR
2019 ANNUAL MEETING OF STOCKHOLDERS OF

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

GENERAL INFORMATION

Why am I receiving these materials?

Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, May 23, 2019 at 9:00 a.m., local time, and at any postponement(s) or adjournment(s) thereof. The Annual Meeting will be held at the Company’s principal executive offices, located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

These materials were first sent or made available to the Company’s stockholders on or about April 12, 2019. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (this “Proxy Statement”).

What is included in these proxy materials?

These proxy materials include:

•	The Notice of 2019 Annual Meeting of Stockholders;
•	This Proxy Statement; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2019 (the “Annual Report”).

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

The Company is aware of four items on which stockholders may vote at the Annual Meeting:

•	The election to the Company’s Board of Directors (the “Board”) of the eight nominees named in this Proxy Statement (Proposal One);
•	The approval of the Allscripts 2019 Stock Incentive Plan (the “2019 Stock Incentive Plan”) (Proposal Two);
•	The ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal Three); and
•	A non-binding advisory resolution to approve the Company’s named executive officer compensation (Proposal Four).

Will any other business be conducted at the meeting?

The Company knows of no matters to be submitted to the Company’s stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters come before the Company’s stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” election of each of the eight nominees named in this Proxy Statement to the Board (Proposal One);
•	“FOR” approval of the 2019 Stock Incentive Plan (Proposal Two);
•	“FOR” ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal Three); and
•	“FOR” approval of the advisory resolution to approve the Company’s named executive officer compensation (Proposal Four).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to its stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the physical printing and mailing of materials.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address, unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the environmental impact of the Company’s annual meetings and reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Upon request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive free of charge a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, or separate copies of any future notice, proxy statement, or annual report, stockholders may write or call the Company at: Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Investor Relations, or (800) 334-8534.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address or telephone number above. Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to use the Internet to view the Company’s proxy materials for the Annual Meeting and instruct the Company to send future proxy materials to you by e-mail. Choosing to receive future proxy materials by e-mail will reduce the impact of the Company’s annual meetings on the environment and will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter. Only stockholders of record as of the close of business on March 29, 2019 (the “Record Date”) are entitled to receive notice of, to attend, and to vote on the Annual Meeting. As of the Record Date, there were 166,133,640 shares of the Company’s common stock issued and outstanding. In addition to stockholders of record of the Company’s common stock, beneficial owners of shares held in street name as of the Record Date can vote using the methods described below.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or other nominee how to vote your shares.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

•

In Person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver’s license or passport, and may be requested to provide proof of stock ownership as of the Record Date.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.
•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by calling the toll-free number found on the proxy card.
•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

•

In Person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification, such as a driver’s license or a passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher who will then provide them to the inspector of election.
•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•

By Telephone. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll-free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•

By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the form and returning it in the envelope provided.

What is the quorum required for the Annual Meeting?

The presence, in person or by proxy, of the holders of not less than one-third of the total number of shares of the Company’s common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting will constitute a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote over the Internet or by telephone, or if you attend and vote at the Annual Meeting. If a quorum is not present, the Company may propose to adjourn the Annual Meeting to solicit additional proxies.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card or vote by Internet or telephone without giving specific voting instructions, then the persons named as proxy holders, Paul M. Black, Richard J. Poulton and Dennis M. Olis, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal Three) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal Three.

Each of the other proposals, the election of directors (Proposal One), the approval of the 2019 Stock Incentive Plan (Proposal Two), and the advisory resolution to approve the Company’s named executive officer compensation (Proposal Four) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with each of Proposals One, Two and Four.

What is the voting requirement to approve each of the proposals?

With respect to the election of directors (Proposal One), in accordance with the policy of majority voting in uncontested director elections set forth in the Company’s bylaws, if the number of shares voted “FOR” any nominee exceeds the number of shares voted “AGAINST” such nominee, he or she will be elected as a director to serve until the Company’s 2020 Annual Meeting of Stockholders and until his or her successor has been duly elected, or until his or her earlier resignation or removal. If any nominee is an incumbent director and fails to receive a majority of the votes cast with respect to his or her nomination, he or she must tender a resignation as director, and such resignation will be considered by the Nominating and Governance Committee of the Board (the “Nominating Committee”) in accordance with the requirements of the Company’s Corporate Governance Guidelines.

Approval of each of Proposals Two, Three and Four requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such matter.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. With respect to the election of directors (Proposal One), a stockholder abstention or broker non-vote with respect to any nominee will have no effect on that nominee’s election. With respect to Proposals Two, Three and Four, a stockholder abstention will have the effect of a vote “AGAINST” the approval of each proposal, but a broker non-vote will have no effect on the approval of the proposal.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the vote is taken at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Corporate Secretary at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654 prior to the Annual Meeting.

Who will serve as the inspector of election?

A representative of Broadridge will serve as the inspector of election.

Where can I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Where are the Company’s principal executive offices located, and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. The Company’s main telephone number is (800) 334-8534.

Who is paying the costs of the proxy solicitation?

The Company is providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Annual Meeting. The Company is paying the costs of the solicitation of proxies. The Company must pay brokerage firms, banks, broker-dealers, or other similar organizations representing beneficial owners of shares held in street name certain fees associated with (i) forwarding the Notice to beneficial owners; (ii) forwarding printed proxy materials by mail to beneficial owners who specifically request them; and (iii) obtaining beneficial owners’ voting instructions. The Company has not, but may in the future decide to, retain a proxy solicitor to assist in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If the Company does elect to retain a proxy solicitor, the Company will pay the proxy solicitor reasonable and customary fees. In addition to solicitations by mail, the proxy solicitor, if any, and certain of the Company’s directors, officers, and employees, without additional compensation, may solicit proxies on the Company’s behalf in person, by telephone, or by electronic communication.

How can I attend the Annual Meeting?

Only stockholders of record as of the Record Date or their proxies are entitled to attend the Annual Meeting. Each stockholder must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, recording or photographic equipment, tablets, or computers is not permitted at the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2020 Annual Meeting of Stockholders?

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Proposals that a stockholder intends to present at the Company’s 2020 Annual Meeting of Stockholders and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy related to the Company’s 2020 Annual Meeting of Stockholders must be received by no later than December 14, 2019. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Corporate Secretary by mail at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

Requirements for Other Stockholder Proposals to be Brought Before the 2020 Annual Meeting of Stockholders and Director Nominations. Notice of any director nomination or any proposal that a stockholder intends to present at the Company’s 2020 Annual Meeting of Stockholders, but does not intend to have included in the Company’s proxy statement and form of proxy related to the Company’s 2020 Annual Meeting of Stockholders, as well as any director nominations, must be delivered to the Company’s Corporate Secretary by mail at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, not earlier than the close of business on December 25, 2019, and not later than the close of business on January 24, 2020. The notice must be submitted by a stockholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the Company’s 2020 Annual Meeting of Stockholders. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

DIRECTORS

Listed below are the eight nominees for election as a director. Each nominee currently serves on the Board.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eight nominees named in this Proxy Statement. Each of the nominees listed below has consented to serving as a nominee, being named in this Proxy Statement and serving on the Board if elected. Each director elected at the Annual Meeting will serve a one-year term.

The Board comprises a diverse group of leaders in their respective fields. Many of the Company’s directors have senior leadership experience at major domestic and multinational companies. In these positions, they have also gained significant and diverse management experience, including strategic and financial planning, public company reporting, compliance, risk management (including with respect to cybersecurity risk) and leadership development. Many directors also have experience serving as executive officers of, or on boards of directors and board committees of, other public companies, and have an understanding of corporate governance practices and trends. The Board believes that the collective experiences, viewpoints and perspectives of the Company’s nominees for directors result in a Board with the commitment and energy to advance the interests of the Company’s stockholders.

Name	Position with the Company	Age as of the Annual Meeting	Director Since
Mara G. Aspinall	Director	56	2017
Paul M. Black	Director, Chief Executive Officer	61	2012
P. Gregory Garrison	Director	65	2015
Jonathan J. Judge	Director	65	2016
Michael A. Klayko	Chairman of the Board	64	2013
Yancey L. Spruill	Director	51	2016
Dave B. Stevens	Director	57	2016
David D. Stevens	Director	66	2012

The Board and the Nominating Committee believe the skills, qualities, attributes, and experience of the nominees provide the Company with business acumen and a diverse range of perspectives to engage each other and the Company’s management to address effectively the Company’s evolving needs and represent the best interests of the Company’s stockholders. The biographies below describe the skills, qualities, attributes, and experience of the nominees that led the Board and the Nominating Committee to determine that it is appropriate to nominate these directors.

Mara G. Aspinall currently serves as President and Chief Executive Officer of HealthCatalysts Group, a private healthcare consulting firm, and Managing Director of BlueStone Venture Partners, a life science-focused venture capital firm focused in the U.S. Southwest. Ms. Aspinall currently serves as a director of Orasure Technologies, along with other privately-held healthcare technology and medical insurance companies. Ms. Aspinall formerly served as a director of Safeguard Scientifics. From September 2011 until June 2014, Ms. Aspinall was the President and Chief Executive Officer of the Ventana Medical Systems and the Global Head of Roche Tissue Diagnostics, a global leader in the development and commercialization of tissue-based cancer diagnostics. Prior to 2011, Ms. Aspinall served as President of Genzyme Pharmaceuticals and Genzyme Genetics, a leading esoteric drug manufacturer and genetic test provider worldwide, respectively. Among other qualifications, Ms. Aspinall brings extensive international experience and operational expertise in the healthcare technology industry and is frequently recognized as an industry leader and pioneer with a focus on personalized medicine.

Paul M. Black is the Chief Executive Officer and a director of Allscripts. As Chief Executive Officer, Mr. Black guides the Company’s vision to fulfill its global commitment to build “Open”, connected communities of health. Mr. Black also served as President of Allscripts from December 2012 until October 2015. Prior to joining Allscripts in 2012, Mr. Black spent more than thirteen years with Cerner Corporation in various executive positions, retiring as Cerner’s Chief Operating Officer in 2007. Mr. Black’s career started with International Business Machines Corporation, where he spent twelve years in a variety of leadership positions in sales, product marketing and professional services. Mr. Black has served on multiple publicly-traded, private company and nonprofit boards of directors for companies in healthcare information technology, patient monitoring, healthcare services, health care delivery, healthcare device and consumer internet marketing. In Kansas City, Mr. Black has spent sixteen years as chairman and as an executive officer of Truman Medical Centers, an academic safety net health system. He currently is on the boards of The Advancement Board University of Kansas Health System and the Harry S. Truman Presidential Library. He formerly serviced on the board of Haemonetics Corp. Among other qualifications, Mr. Black brings extensive experience in the healthcare information technology industry, along with experience in the management of worldwide operations, sales, and support.

P. Gregory Garrison was a senior leader of PricewaterhouseCoopers (“PwC”) for over twenty years, most recently serving as its Vice Chairman and Chief Operating Officer. Earlier in his career, Mr. Garrison also led PwC’s U.S. Assurance & Audit Services practice, the Global Risk Management Solutions practice, and served as the Managing Partner of PwC’s Los Angeles and St. Louis practices. Mr. Garrison has experience in strategic planning, operations, finance, information technology, mergers and acquisitions, human capital and sales and marketing. Over the course of his career, Mr. Garrison has also spent considerable time meeting and working with various regulators, as well as advising numerous boards and audit committees. Among other qualifications, Mr. Garrison brings experience as a successful business and operations leader, professional advisor and recognized financial expert.

Jonathan J. Judge currently serves as a director of FEXCO Holdings Ltd., a global provider of finance and business solutions that is headquartered in Ireland. Mr. Judge served as a director of D&H Corporation, a Toronto-based financial technology company, until its sale in June 2017. From April 2004 to January 2016, Mr. Judge served as a director of PMC-Sierra, Inc., where he was the Chairman of the Board from August 2011 to January 2016 and was Chairman of the compensation committee. From August 2010 until his retirement in January 2013, Mr. Judge served as the Chief Executive Officer of First Data Corporation, a global leader in electronic commerce and payment processing. From October 2004 until August 2010, Mr. Judge served as the President and Chief Executive Officer of Paychex Inc., a provider of payroll and human services. Mr. Judge also served as President and Chief Executive Officer of Crystal Decisions, Inc. from October 2002 until the merger of Crystal Decisions with Business Objects S.A. in December 2003. From 1976 until October 2002, Mr. Judge held senior management positions at International Business Machines Corporation, departing as General Manager of its personal computing division. Among other qualifications, Mr. Judge brings more than 45 years of experience in the technology industry and extensive management, leadership and global operations expertise.

Michael A. Klayko has been the Chairman of the Board since March 2014. Mr. Klayko currently serves as the Chief Executive Officer of MKA Capital, an investment company focused on technology investments. Previously, Mr. Klayko was Chief Executive Officer of AOptix Technologies, Inc., a privately-held provider of wireless communications and mobile network solutions, from July 2014 until January 2016. From 2005 until 2013, Mr. Klayko served as Chief Executive Officer of Brocade Communications Systems, Inc., a comprehensive network solutions provider. Mr. Klayko previously held executive positions at Rhapsody Networks, Inc. (including as its Chief Executive Officer), McDATA Corp., EMC Corporation, Hewlett-Packard Company, and International Business Machines Corporation. Currently, Mr. Klayko serves as a director of Cyrus One Inc., a publicly-traded real estate investment trust focused on data centers. Within the past five years, Mr. Klayko served as a director of Bally Technologies, Inc., a publicly-traded manufacturer of slot machines and other gaming technologies, PMC-Sierra, Inc., a publicly-traded semiconductor company, and several other private companies in the technology industry. Among other qualifications, Mr. Klayko brings over 35 years of leadership experience in the technology industry as well as extensive experience in the management of worldwide operations, sales, and support.

Yancey L. Spruill served as the Chief Operating Officer and Chief Financial Officer of SendGrid, Inc., a provider of e-mail marketing services to companies, from June 2015 until March 2019, leaving after the company’s sale to Twilio. From September 2014 until June 2015, Mr. Spruill served as the Chief Financial Officer of TwentyEighty, Inc., a provider of training and performance improvement solutions. From August 2004 to September 2014, Mr. Spruill was the Chief Financial Officer of DigitalGlobe, Inc., a publicly-traded provider of geospatial information products and services. From 1997 to 2004, Mr. Spruill served in Investment Banking roles focused on Mergers & Acquisitions and Corporate Finance at Thomas Weisel Partners, Lehman Brothers, Inc. and J.P. Morgan & Company. Mr. Spruill also served in several manufacturing engineering roles with Corning Incorporated and The Clorox Company. During the past five years, Mr. Spruill served as a director of Rally Software, a provider of enterprise-class software and services solutions to drive business agility, which was publicly-traded prior to its acquisition by CA, Inc. (formerly Computer Associates International, Inc.) in 2015. Mr. Spruill also currently serves as a member of the board of directors of Zayo Group Holdings, where he is the lead independent director, chairs the strategy committee and serves on the audit committee, and Ping Identity, where he chairs the audit committee. Among other qualifications, Mr. Spruill brings extensive financial and operating expertise, leadership experience, experience with serving on boards of directors, and significant experience in the technology industry.

Dave B. Stevens is the founder and managing director of Keelan Capital LLC and currently serves as an advisor to a variety of venture capital and private equity firms and private enterprises in the technology industry. From April 2012 to May 2015, Mr. Stevens served as a director of Imation Corp., a provider of global scalable storage and data security solutions. From September 2008 to June 2013, Mr. Stevens was the Chief Technology Officer of Brocade Communications Systems, Inc., a provider of networking solutions for data centers, enterprises and service providers, having re-joined the company through its acquisition of Rhapsody Networks, where Mr. Stevens was the founding Chief Executive Officer and Vice President of Business Development. Mr. Stevens is co-founder of Palo Alto Networks, Inc., a leader in the development of cyber security and next-generation firewall products, and served as its Chief Executive Officer from October 2005 to June 2008. From January 2003 to June 2004, Mr. Stevens was the Chief Technology Officer of Transport systems for Brocade Communications Systems, Inc. Mr. Stevens previously served in senior management positions at Atmosphere Networks, Nortel, Bay Networks and SynOptics Communications. Among other qualifications, Mr. Stevens brings extensive technology experience in the security, computer, and data storage industries.

David D. Stevens currently serves as a private advisor and investor in private equity in the healthcare services industry. From 1983 until 2006, Mr. Stevens served in various executive roles at Accredo Health Group, Inc. (formerly Accredo Health, Inc.) and its predecessor companies, serving as its Chief Executive Officer from 1995 until 2006, its Chairman of the Board from 1995 until 2005, and its President and Chief Operating Officer from 1993 until 1996. Accredo Health Group, Inc. was acquired by Medco Health Solutions, Inc. in 2005. Mr. Stevens currently serves as a director of Wright Medical Group, Inc., a publicly-traded orthopedic company that designs, manufactures, and distributes extremity and biologic solutions; and several privately-held healthcare companies. Mr. Stevens also has served as a director of Medco Health Solutions, Inc., a pharmacy benefits management company that was publicly-traded prior to its acquisition by Express Scripts, Inc. in 2012; Thomas & Betts Corporation, a manufacturer of electrical, electronic, mechanical, and utility products that was publicly-traded prior to its acquisition by ABB Ltd. in 2012; and Viasystems Group, Inc., a leading manufacturer of complex multi-layer printed circuit boards and electro-mechanical solutions that was publicly-traded prior to its acquisition by TTM Technologies, Inc. in 2015. Among other qualifications, Mr. Stevens brings extensive financial and operating expertise, leadership experience, experience with serving on boards of directors, and significant experience in the healthcare industry.

CORPORATE GOVERNANCE

Role of the Board

The Board oversees the Company’s Chief Executive Officer and other senior management in the competent and ethical operation of the Company in support of the long-term interests of the Company’s stockholders. The Company’s Corporate Governance Guidelines are available at the “Corporate Governance” section at investor.allscripts.com.

Board Leadership Structure

The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the Company’s stockholders, and the Company’s overall corporate governance. The Board currently believes that the separation of the Chairman and the Chief Executive Officer roles allows the Company’s Chief Executive Officer to focus his time and energy on operating and managing the Company. The Board periodically reviews this leadership structure to determine whether it continues to best serve the Company and its stockholders.

Board Meetings

The Board met a total of eight times during 2018. The Board has determined that all Board members who served during 2018, other than our Chief Executive Officer, Mr. Black, are independent under applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and the SEC.

Executive Sessions of Independent Directors

The independent directors of the Company meet regularly in executive session, i.e., with no management directors or management present. These executive sessions may include such topics as the independent directors determine. During these executive sessions, the independent directors have access to members of management and other guests as the independent directors determine.

Annual Board and Committee Evaluations

In accordance with the Company’s Corporate Governance Guidelines, the Nominating Committee is responsible for facilitating an annual evaluation of the Board. The Nominating Committee also oversees the annual performance evaluation of the committees of the Board.

Committees of the Board

The Board has a standing Audit Committee (the “Audit Committee”) and Compensation Committee (the “Compensation Committee”), in addition to the Nominating Committee. The Board has determined that each of the committee members is independent under applicable Nasdaq and SEC rules for committee memberships. The members of the committees are shown in the tables below.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Transaction Advisory
Mara G. Aspinall	Member	-	-	-
Paul M. Black	-	-	-	-
P. Gregory Garrison	Chairman	-	-	Member
Jonathan J. Judge	-	Chairman	Member	Member
Michael A. Klayko	-	Member	Member	Chairman
Yancey L. Spruill	Member	-	-	-
Dave B. Stevens	Member	Member	-	-
David D. Stevens	Member	-	Chairman	Member

The Audit Committee is primarily responsible for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information that will be provided to the Company’s stockholders and others; appointing and overseeing the services performed by the Company’s independent registered public accounting firm, as well as pre-approving all services and fees related thereto; overseeing and periodically evaluating the performance and responsibilities of the Company’s internal audit department, including approving the Company’s annual internal audit plan and reviewing the results of internal audits, including management’s responses thereto; reviewing with the Company’s management, internal audit department, and independent registered public accounting firm the Company’s critical accounting policies and its system of internal controls over financial reporting; and overseeing the risk assessments related to the Company conducted by the Company’s management. The Audit Committee is also responsible for reviewing all related party transactions and has the authority to approve all such transactions. The Audit Committee met a total of eight times during 2018.

The Compensation Committee is primarily responsible for reviewing the compensation arrangements for the Company’s executive officers, administering the Company’s equity compensation plans, and reviewing the Board’s compensation. For a further description of the Compensation Committee’s processes and procedures, including the roles of the Company’s management and independent compensation consultants in the Compensation Committee’s decision-making process, see the “Compensation Discussion and Analysis” section below. The Compensation Committee met a total of three times during 2018.

The Nominating Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure, and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness, and is primarily responsible for the oversight of corporate governance at the Company, including implementation of the Company’s Corporate Governance Guidelines. In February 2019, the Nominating Committee recommended to the full Board each of the nominees named in this Proxy Statement for election to the Board. The Nominating Committee met a total of four times during 2018.

Each of the Audit Committee, the Compensation Committee, and the Nominating Committee operates under written charters adopted by the Board. These charters are available at the “Corporate Governance” section at investor.allscripts.com.

During 2018, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by each committee of the Board on which such person served (during the period that such person served).

There are no family relationships among the Company’s executive officers and directors.

Consideration of Director Nominees

Stockholder Nominees

The Nominating Committee considers properly submitted stockholder nominations for candidates for membership on the Board in accordance with the Company’s bylaws. Stockholders who wish to nominate directors should follow the instructions under “Requirements for Other Stockholder Proposals to be Brought Before the 2020 Annual Meeting of Stockholders and Director Nominations” in this Proxy Statement.

Director Qualifications

The Nominating Committee and the Board consider on an annual basis the appropriate characteristics, skills and experiences for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, including their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand the Company’s business and willingness to devote the necessary time to Board duties. In addition, the Nominating Committee endeavors to identify and evaluate candidates based on their specific healthcare and related industry experience and any other areas that may be expected to contribute to an effective Board. With respect to diversity, the Nominating Committee may consider such factors as differences in viewpoint, professional experience, education, skills, and other individual qualifications that contribute to Board heterogeneity, including characteristics such as gender, race, and national origin.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Candidates may come to the attention of the Nominating Committee through management, current Company directors, Company stockholders, or other persons. These candidates are evaluated and discussed by members of the Nominating Committee from time to time. Candidates may be considered at any point during the year.

The Nominating Committee considers stockholder recommendations for candidates to the Board in the same manner as candidates identified by the Nominating Committee. Any such recommendation should be delivered to the Company’s Corporate Secretary by mail at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating Committee. If any materials are provided by a Company stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating Committee. The Nominating Committee also may review materials provided by professional search firms or other parties in connection with a nominee.

Mandatory Retirement Age

The Board has implemented a policy providing that no director who has reached the age of 72 should stand for re-election to the Board, unless the Nominating Committee and the Board, in their discretion, believe an extension would best serve the interests of the Company.

Board Oversight of Risk Management

The Board believes that evaluating how the Company’s senior management team manages the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management.

In accordance with this responsibility, the Audit Committee monitors the Company’s major financial, operational, privacy, security (including cybersecurity), business continuity, legal and regulatory, and reputational exposures, and reviews the steps management has taken to monitor and control these exposures. The Audit Committee’s oversight includes, among other things, the review of regular reports from the Company’s Senior Vice President, Chief Compliance Officer; the Company’s Vice President, Corporate Audit; the Company’s Vice President, Chief Security Officer; and other members of the Company’s management as to the identification and status of risks to the Company, including financial risks and litigation claims and risks. As with other matters, the Audit Committee regularly discusses these topics with the Board.

Additionally, when determined by the Board or by the Company’s management to be advisable, the Board or selected committees of the Board may undertake a formal enterprise risk assessment, at which risks facing the Company and associated responses are evaluated in detail. The Board also receives regular financial and business updates from the Company’s senior management, which updates involve detailed reports on financial and business risks facing the Company when applicable.

While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Nominating Committee reviews legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. The Chairman of each of these committees periodically apprises the Board of significant risks and the Company’s management’s response to these risks, as appropriate.

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. The Company’s executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking, and the majority of compensation provided to the Company’s executive officers is in the form of long-term equity awards that help align executive pay with the long-term interests of the

Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s financial or stock price performance, and because awards are subject to regular vesting schedules to help ensure that a significant component of executive compensation is tied to long-term stockholder value creation.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company’s annual cash and long-term equity awards provide an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and do not encourage short-term risk-taking at the expense of long-term results.

While the Board and its committees oversee risk management strategy, the Company’s management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Audit Committee Financial Experts

The Board has determined that each of Ms. Aspinall, Mr. Garrison, Mr. Spruill and Mr. David D. Stevens qualifies as an “audit committee financial expert” as defined under applicable SEC rules. The Board has also determined that each member of the Audit Committee meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of its employees, including the Company’s principal executive officer, principal financial officer, and senior accounting officers, as well as to the Board. The Code of Conduct is available at the “Corporate Governance” section at investor.allscripts.com. The Company intends to comply with any disclosure obligation regarding any changes in, or waivers from, the Code of Conduct by posting such information on the same website or by filing a Form 8-K with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors, and greater than 10% stockholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, and on written representations from the reporting persons, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors and officers were timely met during 2018, except the Form 4 filed by Ms. Khorey on January 17, 2018 related to the vesting of service-based restricted stock units on November 14, 2017, was not timely filed due to an administrative error by the Company.

Certain Relationships and Related Transactions

The Company, or one or more of its subsidiaries, may occasionally enter into transactions with certain “related persons.” Related persons include the Company’s executive officers, directors, beneficial owners of more than 5% of the Company’s common stock, immediate family members of any of these persons, and entities in which one or more of these persons has a direct or indirect material interest. The Company refers to transactions with these related persons as “related party transactions.”

In accordance with the Company’s written policy, the Audit Committee (or, in certain circumstances, disinterested members of the Board) is responsible for the review and approval of each related party transaction exceeding $120,000 in which a related person has a direct or indirect material interest. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction, including, without limitation:

•	The size of the transaction and the amount of consideration payable to a related person;
•	The nature of the interest of the applicable related person;
•	Whether the transaction may involve a conflict of interest;
•	Whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties; and
•

Whether the proposed transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Since January 1, 2018, neither the Board nor the Audit Committee has been made aware of or asked to review and approve any “related party transactions.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an executive officer of the Company. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2018.

Attendance of Directors at Annual Meeting of Stockholders

The Company expects all of its directors and director nominees to attend its annual meetings of stockholders absent an unavoidable and irreconcilable conflict. All of the Company’s then-current directors and director nominees attended the Company’s 2018 Annual Meeting of Stockholders.

Communications with the Board

Any correspondence intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Corporate Secretary at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, with a request to forward the communication to the intended recipient(s). In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the Board or specified Board member(s) will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening, or otherwise inappropriate materials.

Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls, or auditing matters can be found in the Company’s Code of Conduct, which is available at the “Corporate Governance” section at investor.allscripts.com.

Compensation of Directors

The Compensation Committee is responsible for reviewing and approving the compensation program for the Company’s non-employee directors. The Compensation Committee utilizes a combination of cash and equity as a way to attract and retain qualified directors.

Cash Compensation

For 2018, the annual retainer paid to the Company’s non-employee directors was $60,000, payable in equal quarterly installments. Non-employee directors also received a retainer of $2,000 for attendance at Board meetings in excess of ten per year, and $1,500 for attendance at each committee meeting. The Chairman of the Board may waive the additional $2,000 fee for the entire Board, and may waive the $1,500 fee for any applicable committee meeting for the attendees thereof. The Chairman of each committee may also waive the $1,500 fee for any committee meeting he chairs. Each non-employee director of the Company is also reimbursed for expenses incurred when attending Board and committee meetings and other Board-related activities.

The Chairman of the Board receives an additional annual retainer in the amount of $100,000, payable in equal quarterly installments. Each Chairman of the Audit Committee, Compensation Committee, and Nominating Committee receives an additional annual retainer of $25,000, $25,000, and $15,000, respectively, for his service as Chairman of the respective committees, payable in equal quarterly installments. Each member of the Audit Committee, Compensation Committee, and Nominating Committee also receives an additional annual retainer of $2,500 per committee served. In addition, each member of the Transaction Advisory Committee receives an additional annual retainer of $5,000 for serving on that committee. All of the foregoing payments are pro-rated for the dates of applicable service.

Prior to the beginning of each calendar year, non-employee directors may elect to receive all or a portion of their quarterly cash retainer payment in the form of deferred stock units (“DSUs”). DSUs represent the right to receive shares of the Company’s common stock at the time the director’s Board service ends. The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of the Company’s common stock on the date the cash compensation is due to be paid. DSUs issued in lieu of cash compensation are fully-vested.

Equity Compensation

Under the Company’s 2011 Stock Incentive Plan, the Company’s non-employee directors are eligible to receive equity awards in the form of stock options, restricted stock, or restricted stock units (“RSUs”) at the discretion of the Board or the Compensation Committee. For 2018, the value of each annual equity award was $200,000, delivered in the form of RSUs, which fully vest on the first anniversary of the grant date or, if earlier, upon a change of control of the Company. If a non-employee director retires from the Board prior to the first anniversary of the grant date, a pro-rata portion of the RSUs will vest based on the time elapsed from the grant date to the date of retirement. Annual director equity awards are granted immediately following the Company’s annual meeting of stockholders to coincide with the commencement of director terms.

Director Compensation – 2018

The following table shows information regarding the compensation earned during 2018 by the Company’s non-employee directors who served on the Board during the year. The compensation paid to Mr. Black is shown in the table entitled “Summary Compensation Table – 2018, 2017 and 2016” and the related explanatory tables in the “Executive Compensation” section below. Mr. Black does not receive any compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Mara G. Aspinall	74,500	200,000	274,500
P. Gregory Garrison	104,500	200,000	304,500
Jonathan J. Judge	94,400	200,000	294,400
Michael A. Klayko	227,750	200,000	427,750
Yancey L. Spruill	73,000	200,000	273,000
Dave B. Stevens	71,500	200,000	271,500
David D. Stevens	103,000	200,000	303,000
Ralph H. "Randy" Thurman (3)	37,575	0	37,575

(1)	This column reports the amount of cash compensation earned by each director during 2018 for his or her Board and committee service. As described above, non-employee directors may elect to convert all or a portion of their cash compensation into fully-vested DSUs. None of the non-employee directors elected to do so in 2018.
(2)

In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of RSU awards granted to non-employee directors during 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of RSUs is measured based on the closing fair market value of the Company’s common stock on the date of grant. The aggregate number of equity awards outstanding, including DSUs issued in lieu of cash compensation, as of December 31, 2018 for each of the Company’s non-employee directors are as follows:

Name	Number of Shares Subject to Outstanding RSUs/DSUs as of 12/31/18
Mara G. Aspinall	32,714
P. Gregory Garrison	61,928
Jonathan J. Judge	47,843
Michael A. Klayko	62,058
Yancey L. Spruill	47,843
Dave B. Stevens	47,843
David D. Stevens	62,058

(3)	Mr. Thurman did not stand for re-election at the Company’s 2018 annual meeting of shareholders held on May 21, 2018.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show certain information as of March 29, 2019 (the “Table Date”), unless otherwise indicated, with respect to the beneficial ownership of the Company’s common stock by: (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director and nominee; (iii) each named executive officer listed in the table entitled “Summary Compensation Table – 2018, 2017 and 2016” under the section entitled “Compensation Discussion and Analysis” below; and (iv) all directors and executive officers as a group.

Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

>5% Stockholders	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Wellington Management Group LLP (1)	24,515,693	14.76%
Blackrock, Inc. (2)	20,392,048	12.27%
The Vanguard Group (3)	16,011,367	9.64%
Shapiro Capital Management, LLC (4)	10,938,150	6.58%
Dimensional Fund Advisors LP (5)	9,776,274	5.88%
Vanguard Specialized Funds - Vanguard Health Care Fund (6)	9,026,993	5.43%

Named Executive Officers, Directors and Director Nominees	Shares of Common Stock Beneficially Owned	Options, Exercisable, Stock Awards Vesting, and DSUs Convertible Within 60 Days (7)	Total	Percent of Common Stock Outstanding
Paul M. Black (8)	1,086,428	-	1,086,428	*
Richard J. Poulton	129,013	-	129,013	*
Dennis M. Olis	197,799	-	197,799	*
Brian P. Farley	146,366	-	146,366	*
Lisa Khorey	59,428	-	59,428	*
Mara G. Aspinall	17,728	-	17,728	*
P. Gregory Garrison	46,979	-	46,979	*
Jonathan J. Judge	41,516	-	41,516	*
Michael A. Klayko (9)	101,366	-	101,366	*
Yancey L. Spruill	43,894	-	43,894	*
Dave B. Stevens	31,894	-	31,894	*
David D. Stevens	104,895	-	104,895	*
All directors, director nominees and current executive officers as a group (12 persons)	2,007,306	-	2,007,306	1.2%

*	Represents less than 1% of the issued and outstanding shares of the Company’s common stock as of the Table Date.

(1)

This information is derived from a Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, the “Wellington Reporting Persons”) on February 12, 2019. According to the Schedule 13G/A, each Wellington Reporting Person, with the exception of Wellington Management Company LLP, had sole power to vote or direct the vote of zero shares, sole power to dispose of or direct the disposition of zero shares, shared power to vote or direct the vote of 13,041,561 shares, and shared power to dispose of or direct the disposition of 24,515,693 shares. Wellington Management Company LLP had sole power to vote or direct the vote of zero shares, sole power to dispose of or direct the disposition of zero shares, shared power to vote or direct the vote of 12,850,907 shares, and shared power to dispose of or direct the disposition of 24,098,597 shares. According to the Schedule 13G/A, each Wellington Reporting Person lists its address as c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(2)

This information is derived from a Schedule 13G/A filed by BlackRock, Inc. on January 24, 2019. According to the Schedule 13G/A, BlackRock, Inc. had sole power to vote or direct the vote of 19,976,436 shares, sole power to dispose of or direct the disposition of 20,392,048 shares, shared power to vote or direct the vote of zero shares, and shared power to dispose of or direct the disposition of zero shares. According to the Schedule 13G/A, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

(3)

This information is derived from a Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 11, 2019. According to the Schedule 13G/A, Vanguard Group had sole power to vote or direct the vote of 192,787 shares, sole power to dispose of or direct the disposition of 15,813,931 shares, shared power to vote or direct the vote of 21,094 shares, and shared power to dispose of or direct the disposition of 197,436 shares. According to the Schedule 13G/A, Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(4)

This information is derived from a Schedule 13G filed by Samuel R. Shapiro and Shapiro Capital Management LLC (collectively, the “Shapiro Reporting Persons”) on February 14, 2019. According to the Schedule 13G, the Shapiro Reporting Persons had sole power to vote or direct the vote of 10,065,050 shares, sole power to dispose of or direct the disposition of 10,938,150 shares, shared power to vote or direct the vote of 873,100 shares, and shared power to dispose of or direct the disposition of zero shares. According to the Schedule 13G, each Shapiro Reporting Person lists its address as 3060 Peachtree Road N.W., Suite 1555, Atlanta, GA 30305.

(5)

This information is derived from a Schedule 13G/A filed by Dimensional Fund Advisors LP (“DFA”) on February 8, 2019. According to the Schedule 13G/A, DFA had sole power to vote or direct the vote of 9,410,346 shares, sole power to dispose of or direct the disposition of 9,776,274 shares, shared power to vote or direct the vote of zero shares, and shared power to dispose of or direct the disposition of zero shares. According to the Schedule 13G/A, DFA lists its address as Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)

This information is derived from a Schedule 13G/A filed by Vanguard Specialized Funds - Vanguard Health Care Fund (“Vanguard”) on January 31, 2019. According to the Schedule 13G/A, Vanguard had sole power to vote or direct the vote of 9,026,993 shares, sole power to dispose of or direct the disposition of zero shares, shared power to vote or direct the vote of zero shares, and shared power to dispose of or direct the disposition of zero shares. According to the Schedule 13G/A, Vanguard lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(7)

Represents shares of the Company’s common stock underlying stock awards held that were vesting, options held that were exercisable and DSUs held that were convertible at the Table Date or within 60 days thereafter. Does not include RSUs that vest more than 60 days after the Table Date. RSUs are awards granted by the Company and payable, subject to vesting requirements, in shares of the Company’s common stock.

(8)	Voting and dispositive power over 59,794 shares of common stock presented for Mr. Black are shared with Mr. Black’s wife.
(9)	The shares of common stock presented for Mr. Klayko are held in a family trust in which he shares voting and dispositive power.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information, as of December 31, 2018, concerning shares of the Company’s common stock authorized for issuance under the Company’s equity compensation plans.

Name	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#)(c)
Equity compensation plans approved by stockholders	9,281,914	13.69	(1)	7,485,522	(2)
Equity compensation plans not approved by stockholders	-	-		-
Total	9,281,914	13.69		7,485,522
(1)

The weighted-average exercise price excludes a total of 7,950,228 RSUs and awards granted under equity compensation plans approved by stockholders with no exercise price but with a weighted-average grant date fair market value of approximately $12.81 as of December 31, 2018.

(2)

Includes 2,564,806 shares available for issuance under the Amended and Restated Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan. Also, includes 4,920,716 shares available for issuance pursuant to the 2011 Stock Incentive Plan.

EXECUTIVE OFFICERS

Name	Age	Position
Paul Black	60	Chief Executive Officer
Brian Farley	49	Executive Vice President, General Counsel & Chief Administrative Officer
Lisa Khorey	52	Executive Vice President, Chief Client Delivery Officer
Dennis Olis	56	Chief Financial Officer
Richard Poulton	53	President

Paul Black is the Chief Executive Officer and a director of Allscripts. Prior to joining Allscripts as its President in 2012, Mr. Black spent more than thirteen years with Cerner Corporation in various executive positions, retiring as Cerner’s Chief Operating Officer in 2007. Mr. Black’s career started with International Business Machines Corporation, where he spent twelve years in a variety of leadership positions in sales, product marketing and professional services. In Kansas City, Mr. Black has spent sixteen years as chairman and as an executive officer of Truman Medical Centers, an academic safety net health system. He currently is on the boards of The Advancement Board University of Kansas Health System and the Harry S. Truman Presidential Library.

Brian Farley has served as our Executive Vice President, General Counsel & Chief Administrative Officer since August 2017 and prior to that served as our Senior Vice President, General Counsel and Corporate Secretary since May 2013. From 2005 to 2013, Mr. Farley served in various positions at Motorola Mobility LLC, a provider of mobile communication devices and video and data delivery solutions. His most recent role at Motorola Mobility LLC was Corporate Vice President and General Counsel of Motorola’s Home business.

Lisa Khorey has served as our Executive Vice President, Chief Client Delivery Officer since November 2016. Prior to joining Allscripts, Ms. Khorey was the executive director of Ernst & Young’s National Provider Practice, specializing in analytics. Previously, Ms. Khorey held a variety of technical and executive leadership roles at University of Pittsburgh Medical Center.

Dennis Olis has served as our Chief Financial Officer since January 2018 and prior to that served as our interim Chief Financial Officer since May 2017. From November 2016 to May 2017, Mr. Olis served as Senior Vice President, Strategic Initiatives and, from November 2012 to November 2016, Mr. Olis served as Senior Vice President, Operations. Prior to joining, Mr. Olis was employed by Motorola, Inc. and Motorola Mobility LLC, a provider of mobile communication devices and video and data delivery solutions, for over 28 years. His most recent role at Motorola was Corporate Vice President, Mobile Device Operations. From 2007 until 2009, he was Corporate Vice President of Finance, Research & Development, Portfolio Management, and Planning at Motorola.

Richard Poulton has served as our President since October 2015. From October 2012 to March 2016, Mr. Poulton served as our Chief Financial Officer. From October 2012 to September 2015, Mr. Poulton also served as our Executive Vice President. From 2006 to 2012, Mr. Poulton served in various positions at AAR Corp., a provider of products and services to commercial aviation and the government and defense industries. His most recent role at AAR Corp. was Chief Financial Officer and Treasurer. Mr. Poulton also spent more than ten years at UAL Corporation in a variety of financial and business development roles, including Senior Vice President of Business Development as well as President and Chief Financial Officer of its client-focused Loyalty Services subsidiary.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the Company’s executive compensation philosophy and program, the decisions the Compensation Committee made with respect to the Company’s executive compensation program for 2018, and the factors that the Compensation Committee considered in making those decisions. The Compensation Committee has the principal responsibility for establishing, implementing and monitoring the Company’s executive compensation program in accordance with the Company’s executive compensation philosophy and what the Compensation Committee believes to be best practices with respect to executive compensation. This Compensation Discussion and Analysis focuses on the compensation of the Company’s named executive officers (our “NEOs”) for 2018, who were:

•	Paul M. Black, Chief Executive Officer (“CEO”);
•	Richard J. Poulton, President;
•	Dennis M. Olis, Chief Financial Officer;
•	Brian P. Farley, Executive Vice President, General Counsel & Chief Administrative Officer; and
•	Lisa Khorey, Executive Vice President, Chief Client Delivery Officer.

Mr. Olis was appointed interim Chief Financial Officer on May 12, 2017 and served in that capacity until January 31, 2018, when he was appointed Chief Financial Officer of the Company.

Executive Summary

In 2018, the Company continued to make progress on its strategic, financial and operational imperatives that drive higher client satisfaction, expand the depth and breadth of the Company’s products, and, as a result, position the Company for sustainable long-term growth both domestically and globally. This resulted in both operational and financial successes in 2018, however the Company’s stock price performance was not as positive as that achieved during 2017.

Operationally, during 2018 the Company completed the acquisitions of Practice Fusion, Inc. and Health Grid Holding Company. Practice Fusion offers certified cloud-based electronic health record software for small independent physician practices, which in the past has been a difficult market to penetrate. Health Grid is a patient engagement solutions provider that helps independent providers, hospitals and health systems improve patient interactions and satisfaction. In order to capitalize on the healthcare industry’s continuing transition to value-based care, we launched VeradigmTM, the Company’s new integrated data systems and services payer and life sciences business and brand. VeradigmTM allows the Company to provide data-driven clinical insights and actionable tools for clinical workflow, research analytics and media. During 2018 the Company also completed the integration of the Enterprise Information Solutions (“EIS”) business that we acquired from McKesson Corporation in 2017. As part of that integration, the Company divested the Strategic Sourcing and OneContent portions of the EIS business. The Company also divested its investment in Netsmart LLC. Collectively, these divestitures generated cash proceeds of over $800 million. The Company also announced Avenel, a new mobile-first and cloud based electronic health record solution, and formed a partnership with Lyft, Inc. to enable clinicians to offer transportation to patients through the Allscripts Sunrise electronic health record.

Financially, the Company also enjoyed success during 2018. The Company’s total GAAP revenue for 2018 was $1.75 billion, a 17% increase over 2017. Gross profit also increased during 2018, principally as a result of our acquisitions and improved profitability from recurring subscription-based software and recurring managed services solutions. In addition, non-GAAP earnings per share (“EPS”), the financial metric that determined annual cash incentive bonuses, was $0.72 for 2018. That represented a 16% increase from the non-GAAP EPS achievement that determined annual cash incentive bonuses for 2017.

Even though the Company’s performance was positive both operationally and financially during 2018, the Company’s stock price performance for 2018 was disappointing. The Company’s executive compensation program is designed to ensure rigorous pay-for-performance accountability and strongly align realizable compensation outcomes with key financial metrics and valuation, including stock price performance. As a result, the performance stock units (“PSUs”) granted to the NEOs in 2015 that vested based on the Company’s relative TSR vested at 45.6% of target for the three-year performance period. In addition, the PSUs granted to Mr. Black in 2015 that vest based on the Company’s cumulative TSR growth paid out at 0% at the end of the four-year performance period. Finally, PSUs granted to Mr. Black and the other NEOs in 2016, 2017 and 2018 are currently tracking at an expected payout of 0% as of the end of 2018. These outcomes are evidence of a direct alignment between pay and performance as well as rigorous incentive compensation program design.

The chart below compares the average for the three previous years of the target total compensation opportunity provided to Mr. Black, including base salary, annual bonus and equity awards to the value for each element of compensation that was realized or realizable by Mr. Black as of the end of 2018. For the three-year period from 2016 to 2018, roughly 53% of Mr. Black’s target compensation has either been realized or is realizable. For the chart below, Mr. Black’s annual bonus amount in the column on the right reflects the average of the actual annual bonuses that he earned during the three-year period, as disclosed in the Summary Compensation Table – 2018, 2017 and 2016. Mr. Black’s 2016, 2017 and 2018 realized or realizable equity includes PSUs and restricted stock units (“RSUs”) either earned and vested or eligible to vest in the future under awards made in 2016, 2017 and 2018.  All equity awards are valued using $9.64 per share, the closing price of the Company’s common stock on December 31, 2018.

CEO Three-Year Average Target Versus Realized or Realizable Compensation

The Compensation Committee considered financial and operational results, as well as the Company’s stock price performance, when making compensation decisions for 2018. In designing and overseeing the various elements of the 2018 executive compensation program, the Compensation Committee focused on aligning executive compensation with financial performance metrics that the Compensation Committee believes are indicative of the Company’s ability to build and sustain growth.

The charts below illustrate the 2018 target total direct compensation opportunities (i.e., base salary and target short- and long-term incentive opportunities) for the CEO, as well as the average of such opportunities for the Company’s other NEOs. As shown below, 86% of the CEO’s 2018 target total direct compensation, and 85% of the average of the other NEOs’ target total direct compensation is at-risk compensation that is dependent on either the Company’s financial performance or stock price. Total direct compensation includes annual cash incentive bonus opportunities and PSUs, each of which are dependent on the Company’s financial or stock price performance, and service-based RSUs, the value of which is dependent on the Company’s stock price.

(1)	Values illustrated reflect the percentage of each compensation element at target.
(2)	“At-Risk Compensation” is compensation where the value is either based upon the Company’s financial performance or stock price.
(3)	“Performance-Based Compensation” is compensation that is dependent on achievement against pre-established quantitative performance goals.

The at-risk elements of the Company’s 2018 executive compensation program are annual incentive cash bonuses and long-term incentive equity awards. With respect to annual incentive cash bonuses, the Compensation Committee approved the Company’s annual incentive cash bonus plan (the “2018 Bonus Plan”) with potential payouts that are fully contingent on the Company’s non-GAAP EPS performance. A threshold level of non-GAAP EPS performance must be attained before payment of any bonuses under the 2018 Bonus Plan.

With respect to equity awards, in 2018 the Compensation Committee approved annual equity grants to the NEOs in the form of:

•	50% service-based RSUs, which vest, subject to continuous service, 1/3 per year over three years; and
•	50% PSUs, the number of which may be earned based on the Company’s TSR relative to a pre-established peer group, measured over a single three-year performance period.

As in recent years, the Compensation Committee chose to structure a significant portion of each NEO’s compensation as at-risk compensation, with the compensation actually realized by each NEO significantly impacted by the financial or stock price performance of the Company.

Executive Compensation Philosophy

The Compensation Committee engages in an ongoing review of the Company’s executive compensation program to evaluate whether the program supports the Company’s compensation objectives and is aligned with the long-term interests of the Company’s stockholders, taking into account input from stockholders and the results of the annual say-on-pay vote. In connection with this ongoing review, the Compensation Committee has continued to monitor the Company’s executive compensation program to ensure that the Company maintains best practices with respect to executive compensation.

The Company’s primary objective for its executive compensation program is to attract, retain, and motivate outstanding leaders who will drive the Company’s long-term success. The Compensation Committee seeks to establish and implement a compensation program for the Company’s NEOs that emphasizes pay-for-performance, and is designed to meet the following objectives:

•	Reward outstanding performance for an individual’s performance against corporate goals;
•	Provide long-term incentive compensation through equity awards, a significant portion of which are performance-based;
•	Provide executive compensation levels and structures that are both competitive in the executive market and internally equitable; and
•	Align the Company’s executive compensation with the Company’s financial performance in order to incentivize the creation of sustainable value for the Company’s stockholders.

The Company maintains the following balance of compensation practices that it believes enhances its pay-for-performance philosophy and aligns the Company’s executives’ interests with the long-term interests of the Company’s stockholders:

The Company HAS This Practice

✓          Pay aligned with the Company’s financial performance and stockholder return

✓          Significant at-risk compensation for NEOs

✓          A significant portion of NEO annual equity awards are performance contingent and tied to rigorous, long-term relative stock price goals

✓          Double-trigger change of control severance benefits

✓          Stock ownership requirements for officers (CEO 6x base salary and other NEOs 2x base salary) and non-employee directors (5x cash retainer)

✓          Limited perquisites

✓          Anti-hedging and anti-pledging policies

✓          Clawback policy

The Company Does NOT Have This Practice

X          Repricing of options without stockholder approval

X          Tax gross-ups for NEOs

X          Excise tax gross-ups for change of control benefits

X          Single-trigger or otherwise excessive change of control severance benefits

X          Dividend payments on unearned equity awards

X          Excessive perquisites

X          Supplemental executive retirement benefits

X          Guaranteed annual bonuses or equity rights

Consideration of Stockholder Say-on-Pay Vote

The Compensation Committee considers the outcome of the Company’s annual say-on-pay vote when making decisions regarding the Company’s executive compensation program. At the Company’s 2018 Annual Meeting of Stockholders, approximately 94% of the votes cast on the Company’s 2018 say-on-pay vote were cast in favor of approving the compensation of its NEOs. The Compensation Committee viewed the outcome of the say-on-pay vote as indicative that a significant majority of the Company’s stockholders view the Company’s approach to executive compensation favorably. Accordingly, the Compensation Committee did not make any changes to the Company’s executive compensation program in response to the 2018 say-on-pay vote. The Company’s management continues to engage in dialogue with many of the Company’s largest stockholders, and the Compensation Committee will continue to consider stockholder feedback and the results of the Company’s say-on-pay votes when making future compensation decisions for the Company’s NEOs.

Compensation Procedures

Compensation Committee

During 2018, Ralph H. “Randy” Thurman (Chairman through May 20, 2018), Jonathan J. Judge (Chairman from May 21, 2018), Michael A. Klayko, and Dave B. Stevens served on the Compensation Committee. Mr. Thurman joined the Compensation Committee in June 2012, Mr. Judge joined in May 2016, Mr. Klayko joined in May 2013, and Mr. Stevens joined in May 2017. Mr. Judge was elected Chairman of the Compensation Committee following the annual meeting of stockholders in May 2018. Mr. Thurman did not stand for re-election at the annual meeting of stockholders in May 2018.

Role of Management

The primary objective of the Company’s executive compensation program is to align the program with the Company’s financial performance and the long-term interests of the Company’s stockholders. The Compensation Committee believes that this alignment is best achieved through consultations with members of the Company’s senior management, because management is familiar with the Company’s day-to-day operations and responsible for creating and executing the Company’s business plan. As such, the Company’s management provides the Compensation Committee with valuable insights into the Company’s day-to-day operations and future expectations, which the Company believes are supported by the rewards and incentives in the compensation program. In 2018, the Compensation Committee consulted with Messrs. Black, Poulton, and Farley in formulating compensation plans. Members of that group attended Compensation Committee meetings during which NEO and employee compensation decisions were made, but each was not present during the Compensation Committee’s discussions regarding his own compensation. The Compensation Committee also regularly meets in executive session without any members of management present.

Role of Compensation Consultant

The Compensation Committee retained Compensia to serve as its independent compensation consultant with respect to decisions regarding 2018 compensation. Compensia reported directly to the Compensation Committee and participated in Compensation Committee meetings. Compensia did not perform any other services for the Company in 2018. After considering Compensia’s relationship with the Company, the services provided by Compensia, and information provided to the Committee by Compensia, the Compensation Committee determined that Compensia met the independence requirements to serve as its independent compensation consultant and that Compensia’s work did not raise any conflict of interest.

Specifically, Compensia:

•	Advised on the design of the Company’s executive compensation program in order to assist the Compensation Committee in evaluating the linkage between pay and performance;
•	Provided and reviewed market compensation and performance data to assist the Compensation Committee in setting 2018 executive compensation relative to competitive market data;
•

Advised the Compensation Committee regarding the elements of the Company’s 2018 executive compensation program, equity grants, and equity compensation-related dilution levels relative to the Company’s peers; and

•

Advised the Compensation Committee regarding the Company’s compensation risk assessment, which assessment concluded that the compensation programs of the Company in 2018 did not create incentives that were reasonably likely to materially harm the Company.

Market Analysis

The Compensation Committee considers relevant market pay practices and relative performance when setting executive compensation and incentive goals. Market practices, or benchmarks, are based on peer group disclosure. When making compensation decisions, the Compensation Committee considers the market data in conjunction with other factors, such as an officer’s individual tenure and performance, unique qualifications and role within the Company. Working with Compensia, the Compensation Committee established a peer group in 2017 to be used in designing the Company’s 2018 executive compensation program. The peer group used to evaluate the Company’s 2018 compensation decisions included companies with the following characteristics:

•	Software and business services companies generally in the technology sector, with a focus on direct healthcare technology competitors to the extent available;

•

Revenues ranging generally between 0.5x and 2.5x of the Company’s trailing four quarter revenue, with median revenues of approximately $1.2 billion (the Company’s trailing four quarter revenue, when the peer group was determined, was approximately $1.7 billion); and

•

A market capitalization range generally between 0.25x and 4.0x of the Company’s market capitalization, with median market capitalization of $4.3 billion (for reference, the Company’s market capitalization, as of September 2017 when the peer group was determined, was approximately $2.3 billion). Although Cerner Corporation has a market capitalization outside of this range, it was included because Cerner is viewed as a healthcare technology competitor that competes directly with the Company for customers and executive talent.

The peer group used to evaluate 2018 compensation decisions consisted of the 21 U.S.-based publicly traded healthcare technology companies and general software companies listed below (the “2018 peer group”). For 2018, the Compensation Committee chose to remove Mentor Graphics, which was acquired, and Autodesk, Inc., which had a market capitalization outside of the comparable range. To replace those companies, the Compensation Committee chose to add CDK Global and MAXIMUS.  Each of those companies is a software company that the Compensation Committee considers to be financially comparable to the Company.

Healthcare Technology Companies	Software Companies
athenahealth, Inc.	Cadence Design Systems, Inc.
Cerner Corporation	CDK Global, Inc.
Haemonetics Corporation	DST Systems, Inc.
Hill-Rom Holdings Inc.	Fair Isaac
HMS Holdings Corp.	MAXIMUS, Inc.
Inovalon Holdings, Inc.	Nuance Communications
Medidata Solutions, Inc.	Parametric Technology Corporation
Omnicell, Inc.	Synopsys, Inc.
Premier Inc.	Teradata
Veeva Systems, Inc.	The Advisory Board Co.
Verint Systems

Elements of Compensation

The Compensation Committee believes that the Company’s compensation programs for its NEOs are competitive and appropriately designed to attract and retain key employees, reward performance, and promote long-term stockholder value. This section describes the elements of the Company’s compensation program for NEOs, together with a discussion of various compensation decisions.

The principal components of the Company’s 2018 executive compensation program were base salary, annual incentive cash bonuses, and long-term incentive equity awards. The Company also provides a 401(k) retirement savings plan with certain matching contributions, group health and welfare plans, and group term life insurance. In addition, the Company provides the NEOs with severance benefits upon a termination of employment under certain circumstances, including following a change of control of the Company, as more fully described elsewhere in this Proxy Statement. The Company does not maintain defined benefit pension plans for its NEOs because the Compensation Committee believes that the existing compensation arrangements enable the Company’s NEOs to adequately plan for their retirement and that wealth creation should primarily be a function of performance for the Company’s stockholders.

Base Salary

Base salaries are paid to the NEOs to compensate them for the performance of their respective job duties and responsibilities. The Compensation Committee reviews base salaries of the NEOs on an annual basis. In setting annual base salaries, the Compensation Committee takes into consideration the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information, changes in the scope of an NEO’s job responsibilities, and other relevant factors. When considering market and competitive salary information, the Compensation Committee has historically reviewed peer compensation data, although there is no target compensation level. The Compensation Committee also reviews each NEO’s role and performance, as well as the performance of the business units and departments for which he or she is responsible, to the extent applicable. For Mr. Black, the Compensation Committee evaluates his performance and recommends any salary adjustment for approval by the Board. For each of the other NEOs, the Compensation Committee receives a performance evaluation from the CEO and a recommendation for any salary adjustment.

The following table sets forth the base salary rate in effect as of December 31, 2018 for each NEO:

Name	Salary Rate as of December 31, 2018 ($)	% Increase From 2017 Base Salary
Paul M. Black	1,030,000	0%
Richard J. Poulton	630,000	2.44%
Dennis M. Olis	460,000	5.00%
Brian P. Farley	456,000	2.5%
Lisa Khorey	502,250	2.5%

Mr. Black did not receive a base salary increase for 2018. The increases for Mr. Poulton, Mr. Olis, Mr. Farley and Ms. Khorey fall within the range of merit-based increases for 2018 awarded to the Company’s employees generally.

Annual Incentive Cash Bonuses

Consistent with its approach for 2016 and 2017, the Compensation Committee chose non-GAAP EPS as the financial performance measure for the 2018 Bonus Plan. The non-GAAP EPS targets established by the Committee tied the 2018 Bonus Plan to a rigorous goal based on a key measure stockholders consider when evaluating the performance of the Company. Non-GAAP EPS is defined as non-GAAP net income divided by weighted shares outstanding, diluted in the applicable period. Non-GAAP net income consists of GAAP net income/(loss) as reported, and adds back deferred revenue and other adjustments, acquisition-related amortization, stock-based compensation expense, nonrecurring expenses and transaction-related costs, non-cash charges, and non-cash asset impairment charges, and equity in earnings of unconsolidated investments, in each case net of any related tax effects. Non-GAAP net income also includes a tax rate alignment adjustment.

Each NEO’s bonus target, as a percentage of base salary, did not change for 2018. Mr. Black’s target cash bonus was 150% of his base salary, Mr. Poulton’s target cash bonus was 100% of his base salary, and Mr. Olis, Mr. Farley and Ms. Khorey each had a target cash bonus of 75% of their respective base salaries.

The chart below shows the non-GAAP EPS performance range that the Compensation Committee approved for 2018:

	Non-GAAP Adjusted EPS($)(1)	% Payout
Maximum	0.83	200%
	0.82	188.9%
	0.81	177.8%
	0.80	166.7%
	0.79	155.6%
	0.78	144.4%
	0.77	133.3%
	0.76	122.2%
	0.75	111.1%
Target	0.74	100%
	0.73	95%
	0.72	90%
	0.71	85%
	0.70	80%
	0.69	75%
	0.68	62.5%
	0.67	56.3%
Threshold	0.66	50%
(1)	The non-GAAP EPS performance levels approved by the Compensation Committee took into account the divestiture of OneContent, which occurred in February 2018.

The Company achieved non-GAAP EPS of between $0.72 and $0.73 for 2018. Non-GAAP EPS of $0.72 represented 16% in growth from the non-GAAP EPS that the Company achieved in 2017 under the Company’s annual incentive bonus program. As a result, the Compensation Committee approved the 2018 cash incentive bonus for each NEO shown in the table below, with the bonuses determined based on the bonus payout table above. Given the performance of each NEO, the Committee did not exercise its discretion to increase or decrease the actual cash incentive bonus paid payout to any NEO. The Company did not pay any cash bonuses to NEOs for 2018 other than pursuant to the 2018 Bonus Plan.

Name	2018 Bonus Plan Target Amount ($)(1)	2018 Actual Incentive Bonus ($)
Paul M. Black	1,545,000	1,436,850
Richard J. Poulton	626,250	582,413
Dennis M. Olis	340,901	317,038
Brian P. Farley	339,878	316,088
Lisa Khorey	374,391	348,184

(1)	The target amount reported for each NEO reflects the NEO’s actual earnings in 2018.

Equity Awards

Under the 2011 Stock Incentive Plan, the Compensation Committee may grant incentive and non-qualified stock options, PSUs, RSUs, and other forms of equity compensation. The Compensation Committee believes that the issuance of equity-based long-term incentive awards to the Company’s NEOs is consistent with its stated objective of establishing an executive compensation program that aligns executives’ interests with the long-term interests of the Company’s stockholders.

In considering annual equity awards, the Compensation Committee conducts an annual review of the Company’s overall equity program, including items such as the Company’s total projected equity budget for the year, the Company’s aggregate equity usage relative to peers, and the available share pool; and it factors that review into its annual award decisions. The Compensation Committee also considers market data for the Company’s peer group, individual factors such as the performance, responsibilities and qualifications of each NEO, and each NEO’s past equity awards and the unvested retention value attributable to past awards when considering the amount and structure of equity awarded to each NEO annually.

For 2018, each of the NEOs was provided 50% of his or her annual equity award in the form of PSUs that may be earned based on the Company’s TSR relative to a peer group of broadly comparable companies in terms of industry and revenue range measured over a single three-year performance period. Using three-year relative TSR as the performance measure is consistent with the PSUs granted to the Company’s NEOs in 2015, 2016 and 2017. The Company’s relative TSR is determined by comparing the change in the Company’s stock price over the three-year performance period beginning on the grant date, taking into account any dividends paid (which are assumed to be reinvested in the stock). The change in value over the performance period is then used to calculate a TSR gain/loss percentage for the performance period. That gain/loss percentage is then compared to the TSR gain/loss percentages of the peer group companies to calculate the Company’s relative TSR percentile. The Compensation Committee believes that using relative TSR as a performance measure provides an objective measure of the Company’s performance relative to other investment alternatives similar to the Company both within the Company’s industry and in the broader market.

The 2018 TSR PSU awards require performance to be at the 60th percentile relative to the peer group for target vesting, and performance to be at the 31st percentile relative to the peer group for any vesting to occur.  The maximum payout of 200% of target requires TSR performance to be at the 90th percentile or greater relative to the peer group.  In addition, if the Company’s TSR is negative at the end of the three-year performance period, the 2018 TSR PSU awards will be capped at the target payout level even if the Company significantly outperforms the peer group.

The peer group for measuring relative TSR performance under the 2018 TSR PSU awards consists of the following companies:

ACI Worldwide	Genpact	Pandora Media
Acxiom	Hill-Rom Holdings	Premier
athenahealth	HMS Holdings	Quality Systems
Cardtronics	j2 Global	Syntel
Cerner	ManTech Intl.	Teradata
Convergys	MAXIMUS	TiVo
CoreLogic	Medidata Solutions	TTEC Holdings
Endurance Intl.	NetScout Systems	Verifone Systems
Euronet Worldwide	Nuance Comm.	Verint Systems
Fair Isaac	Omnicell	Virtusa

The Compensation Committee selected the 2018 relative TSR peer group based on its review of comparability to the Company on key selection criteria including industry, revenue, market capitalization and stage/time from initial public offering.  The Compensation Committee chose the group of companies listed above, which is smaller than the relative TSR peer group selected in previous years, because the Compensation Committee determined that those companies are most aligned with the Company when considering the key selection criteria.

The remaining 50% of the annual equity award made to each NEO for 2018 was in the form of service-based RSUs that vest 1/3 each year for three years.  This structure is also consistent with 50% of the annual equity award made to each NEO in 2017.

When determining the amount of the annual equity award to each NEO for 2018, the Compensation Committee chose to increase the awards made to each NEO other than the CEO.  The individual grant decisions reflect a review of quantitative market data and relevant qualitative factors including individual performance, time in role, scope and breadth of duties, and internal pay equity.  The increase for Mr. Poulton was based on his tenure in the role of President and a review of his performance and importance to the future success of the Company.  Mr. Farley’s increased award is based on his individual performance, significant acquisition-related duties during 2017 and 2018 and the breadth of his role compared to that typically handled by a general counsel.  The increase for Mr. Olis resulted from his promotion to full-time Chief Financial Officer and internal pay equity considerations.  Ms. Khorey’s increase reflects an expansion of her duties and responsibilities during 2018 and falls within the competitive range for her expanded role.

The following table illustrates the annual equity awards made to the NEOs in 2018:

Name	Service-Based RSUs (1) ($)	Relative TSR PSUs (1) ($)	Total 2018 Grant Value (1) ($)
Paul M. Black	2,500,000	2,500,000	5,000,000
Richard J. Poulton	2,000,000	2,000,000	4,000,000
Dennis M. Olis	800,000	800,000	1,600,000
Brian P. Farley	1,000,000	1,000,000	2,000,000
Lisa Khorey	1,000,000	1,000,000	2,000,000

(1)

Represents the target equity award opportunity approved by the Compensation Committee for each NEO included in the table. The target award values are not the same as the grant date fair values computed for financial reporting purposes and reported in the “2018 Grants of Plan-Based Awards” table included in the section entitled “Executive Compensation” below because the target value of the PSUs reported for financial reporting purposes is determined based on the application of a Monte Carlo simulation method, while the amounts reported above represented the target compensation opportunity approved by the Compensation Committee.

Pre-2018 Equity Award Vesting Results

The Company granted certain performance-based equity awards prior to 2018 that vest, based in part, on the Company’s 2018 performance. In 2015, the Company granted PSUs to the NEOs that vest based on the Company’s relative TSR over a single three-year performance period through March 6, 2018. The awards required the Company’s TSR relative to the peer group to be at the 35th percentile for any vesting to occur, and TSR relative to the peer group to be at the 65th percentile for target vesting. The Company’s TSR for the three-year performance period ended March 6, 2018 was 15.02%, which placed the Company at the 43rd percentile relative to the peer group. That performance resulted in vesting of 45.61% of the target shares under the awards.

In 2015, the Company also granted PSUs to Mr. Black that vest based on the Company’s cumulative TSR growth over a four-year performance period, with the ability to accelerate vesting based on the Company’s cumulative TSR growth over a three-year performance period. For any vesting to occur at the end of the three-year performance period, the Company must achieve 16% cumulative TSR growth. As of March 6, 2018, the Company achieved TSR growth of 15.02%. That performance resulted in vesting of 0% of the shares eligible to vest under the award for the three-year performance period. The four-year performance period ended on March 6, 2019, and the Company’s cumulative TSR growth performance though that date resulted in 0% vesting for the four-year performance period as well.

Benefits and Perquisites

Each of the NEOs participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Company employees. Beyond this, the Company generally does not provide the NEOs with significant perquisites and personal benefits in excess of $10,000. Under certain circumstances, however, the Compensation Committee recognizes that special arrangements may be necessary or desirable. The total perquisites provided to each NEO are described in the “2017 All Other Compensation” table included below.

Severance Arrangements in Employment Agreements

The Company has entered into severance arrangements as a component of the employment agreements with certain members of its senior management team, including the NEOs. These severance arrangements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Discharge,” as these terms are defined in the employment agreements. A termination following a “Change of Control” (as defined in the employment agreements) generally results in the NEOs receiving additional compensation under the employment agreements.

The Company has eliminated single trigger change of control benefits and tax gross-up payments on change of control benefits. Any change of control benefit is “double trigger,” requiring termination of employment under all circumstances, including a situation where the officer is not offered a “Comparable Job” (as defined in each employment agreement) in connection with a “Change of Control,” and the officer terminates employment within 10 days after the “Change of Control.” Additional information regarding the above-referenced employment agreements, including a quantification of benefits that would have been received by each of the NEOs had termination or change of control occurred on December 31, 2018, is found under the heading “—Potential Payments upon Termination or Change of Control” section below.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for the NEOs, because these arrangements help to secure the continued employment and dedication of the NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as many of the companies with which the Company competes for executive talent have similar arrangements in place for their senior employees.

Stock Ownership Requirements

The Board has approved stock ownership requirements for the Company’s non-employee directors and for certain executives of the Company, including each of the NEOs. The CEO is required to maintain an ownership level with a fair market value equal to six times (6x) his base salary, while the other NEOs are required to maintain an ownership level with a fair market value equal to two times (2x) his or her respective base salary. The initial measurement date is five years from the date on which the NEO became subject to the guidelines. Common stock owned outright, service-based awards outstanding, and deferred stock units are included when determining the ownership level. Stock options and performance-based awards are excluded. If the stock ownership requirement is not met after five years, the NEO will be required to retain shares equal in value to no less than half of the after-tax value of shares vesting from any equity award until the stock ownership requirement is satisfied. The stock ownership guideline for the Company’s non-employee directors is five times (5x) the annual cash retainer then paid to each such director, with no specific period for achievement.

EXECUTIVE COMPENSATION

Summary Compensation Table – 2018, 2017 and 2016

The following table shows information regarding the compensation of each of the Company’s NEOs for 2018, 2017 and 2016, except in the case of Ms. Khorey, who was not a NEO in 2016.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards (1) $	Option Awards $	Non-Equity Plan Incentive Plan Compensation (2) $	All Other Compensation (3) $	Total $
Paul M. Black	2018	1,030,000	-	5,326,877	-	1,436,850	7,524	7,801,251
Chief Executive Officer	2017	1,030,000	-	5,308,053	-	1,380,376	6,155	7,724,584
	2016	1,000,000	-	5,221,963	-	375,000	4,902	6,601,865

Richard J. Poulton	2018	630,000	-	4,261,519	-	582,413	21,317	5,495,249
President	2017	615,000	-	3,844,094	-	550,125	21,102	5,030,321
	2016	600,000	-	2,715,433	-	150,000	14,602	3,480,035

Dennis M. Olis	2018	460,000	-	1,704,620	-	317,038	18,917	2,500,575
Chief Financial Officer	2017	438,136	-	1,037,963	-	293,939	14,949	1,784,987
	2016	427,450	-	1,044,413	-	80,147	17,019	1,569,029

Brian P. Farley	2018	456,000	-	2,130,774	-	316,088	13,832	2,916,694
EVP, General Counsel &	2017	444,682	-	1,698,579	-	298,331	18,048	2,459,640
Chief Administrative Officer	2016	425,802	-	1,357,717	-	79,838	17,537	1,880,894

Lisa Khorey (4)	2018	502,250	-	2,130,774	-	348,184	2,570	2,983,778
EVP, Chief Client Delivery	2017	490,000	-	1,061,631	-	291,938	2,236	1,845,805
Officer	2016	-	-	-	-	-	-	-

(1)

The amounts in this column represent equity awards granted under the 2011 Stock Incentive Plan. The amounts reported are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, with awards subject to performance or market-based vesting conditions calculated based on the probable achievement of such vesting conditions at the time of grant.  In the first quarter of 2018, all NEOs were provided 50% of their equity award opportunity in PSUs that vest based on the Company’s relative TSR compared to a peer group of companies over a single three-year performance period. The grant date fair value for these PSUs was $15.74 per share. The grant date fair values of the PSUs that vest based on the Company’s relative TSR were calculated based on the application of a Monte Carlo simulation model. The weighted averages of the assumptions used during the first quarter of 2018 were: risk-free interest rate of 2.42%; no dividend yield; and expected volatility using the historical volatility over the most recent three-year period for the peer group and implied volatility at 33.77%. In calculating the fair market value, three years was used to be commensurate with the three-year performance period of the awards. The interest rate is equal to the yield, as of the measurement date, of the zero-coupon U.S. Treasury bill that is commensurate with the overall performance period. The grant date fair value of the PSUs does not correspond to the actual value that may be recognized by an NEO with respect to the award, which may be higher or lower based on a number of factors, including the Company’s performance, the performance of the companies in the peer group, stock price fluctuations and applicable vesting. Under FASB ASC Topic 718, the vesting conditions related to the 2018 PSUs are considered market conditions and not performance conditions. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the PSUs that could be calculated and disclosed based on achievement of market conditions. The amount also includes the grant date fair value of service-based RSU awards. The service-based awards granted to all NEOs in the first quarter of 2018 was $13.92 per share.  The service-based awards were calculated based on the market value of the Company’s stock on the date of grant. See Note 8 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(2)	Amounts included in this column for 2018 represent cash incentive bonuses payable under the 2018 Bonus Plan based on the Company’s achievement of non-GAAP EPS goals.
(3)	Amounts included in this column for 2018 are set forth by category in the “2018 All Other Compensation” table below.
(4)	Ms. Khorey was not a NEO prior to 2017.

2018 All Other Compensation

Name	Parking Expense Payments ($)	401(k) Matching Contributions ($)	Life Insurance Premiums ($)	Executive Physicals ($)	Total ($)
Paul M. Black	-	-	7,524	-	7,524
Richard J. Poulton	1,320	11,000	2,622	6,375	21,317
Dennis M. Olis	-	11,000	4,267	3,650	18,917
Brian P. Farley	1,320	11,000	1,512	-	13,832
Lisa Khorey	-	.	2,570	-	2,570

2018 Grants of Plan-Based Awards

The following table provides information regarding non-equity incentive awards and equity-based awards granted by the Company in 2018.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date		Approval Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	Stock or Units (#)	and Option Award (2) ($)
Paul M. Black				618,000	1,545,000	3,090,000	-	-	-	-	-
	2/27/2018	(3)	2/27/2018	-	-	-	5,927	179,598	359,196	-	2,826,873
	2/27/2018	(4)	2/27/2018	-	-	-	-	-	-	179,598	2,500,004

Richard J. Poulton				252,000	630,000	1,260,000	-	-	-	-	-
	2/27/2018	(3)	2/27/2018	-	-	-	4,741	143,679	287,358	-	2,261,507
	2/27/2018	(4)	2/27/2018	-	-	-	-	-	-	143,679	2,000,012

Dennis M. Olis				138,000	345,000	690,000	-	-	-	-	-
	2/27/2018	(3)	2/27/2018	-	-	-	1,897	57,472	114,944	-	904,609
	2/27/2018	(4)	2/27/2018	-	-	-	-	-	-	57,472	800,010

Brian P. Farley				136,800	342,000	684,000	-	-	-	-	-
	2/27/2018	(3)	2/27/2018	-	-	-	2,371	71,840	143,680	-	1,130,762
	2/27/2018	(4)	2/27/2018	-	-	-	-	-	-	71,840	1,000,013

Lisa Khorey				150,675	376,688	753,376	-	-	-	-	-
	2/27/2018	(3)	2/27/2018	-	-	-	2,371	71,840	143,680	-	1,130,762
	2/27/2018	(4)	2/27/2018	-	-	-	-	-	-	71,840	1,000,013

(1)

For each of the NEOs, these amounts reflect the cash incentive compensation award opportunities granted under the 2018 Bonus Plan. Actual payout under the 2018 Bonus Plan was based on the achievement of 2018 non-GAAP EPS and individual executive performance goals. Please see the “Compensation Discussion and Analysis” section for further information regarding this award.

(2)

The amounts shown in this column are valued based on the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(3)

This award represents a PSU award granted under the 2011 Stock Incentive Plan, which will vest based on the Company’s relative TSR versus a peer group over a single three-year performance period ending on February 28, 2021. Please see the “Compensation Discussion and Analysis” section for further information regarding this award.

(4)

Award of service-based RSUs granted under the 2011 Stock Incentive Plan that vest equally on the first three anniversaries of the date of grant. Please see the “Compensation Discussion and Analysis” section for further information regarding this award.

Outstanding Equity Awards as of December 31, 2018

The following table shows information regarding the outstanding equity awards (consisting of stock option, PSU and RSU awards) held by each of the NEOs as of December 31, 2018.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
Paul M. Black	3/6/2015									51,356	(2)	495,072
	2/24/2016						67,258	(3)	648,367
	2/24/2016									201,776	(4)	1,945,121
	3/6/2017						139,704	(3)	1,346,747
	3/6/2017									209,556	(4)	2,020,120
	2/27/2018						179,598	(5)	1,731,325
	2/27/2018									179,598	(4)	1,731,325
Richard J. Poulton	2/20/2013	188,680	0	(6)	12.72	2/20/2020
	2/24/2016						34,974	(3)	337,149
	2/24/2016									104,924	(4)	1,011,467
	3/6/2017						88,014	(3)	848,455
	3/6/2017									132,021	(4)	1,272,682
	8/7/2017						25,157	(3)	242,513
	2/27/2018						143,679	(5)	1,385,066
	2/27/2018									143,679	(4)	1,385,066
Dennis M. Olis	2/20/2013	117,925	0	(6)	12.72	2/20/2020
	2/24/2016						13,452	(3)	129,677
	2/24/2016									40,356	(4)	389,032
	3/6/2017						31,434	(7)	303,024
	5/9/2017									41,460	(8)	399,674
	2/27/2018						57,472	(5)	554,030
	2/27/2018									57,472	(4)	554,030
Brian P. Farley	5/28/2013	108,382	0	(6)	13.84	5/28/2020
	5/28/2013	81,287	0	(6)	13.84	5/28/2020
	2/24/2016						17,487	(3)	168,575
	2/24/2016									52,462	(4)	505,734
	3/6/2017						44,705	(3)	430,956
	3/6/2017									67,058	(4)	646,439
	2/27/2018						71,840	(5)	692,538
	2/27/2018									71,840	(4)	692,538
Lisa Khorey	11/14/2016						31,000	(7)	299,804
	3/6/2017						27,941	(3)	269,351
	3/6/2017									41,912	(4)	404,032
	2/27/2018						71,840	(5)	692,538
	2/27/2018									71,840	(4)	692,538

(1)

The dollar amounts shown in each of these columns are determined by multiplying (i) the number of shares or units shown in such column by (ii) $9.64 (the closing price of the Company’s common stock on December 31, 2018).

(2)

This PSU award vests based on the Company’s cumulative TSR growth over three-year and four-year performance periods ending on the third and fourth anniversaries of the grant date and the NEO’s continued service during those performance periods.

(3)

This RSU award vests in three equal installments on each of the first three anniversaries of the grant date, provided that the NEO continues to be employed with the Company through the applicable vesting date. The vesting of this RSU award is also subject to a performance-based vesting requirement intended to qualify these awards as performance-based compensation under Section 162(m) of the Code.

(4)

This PSU award vests based on the Company’s relative TSR performance over a single three-year performance period ending on the third anniversary of the grant date and the NEO’s continued service during the performance period.

(5)

This RSU award vests in three equal installments on each of the first three anniversaries of the grant date, provided that the NEO continues to be employed with the company through the applicable vesting date.

(6)

This non-qualified stock option award vests in four equal installments on each of the first four anniversaries of the grant date, provided that the NEO continues to be employed with the Company through the applicable vesting date.

(7)

This RSU award vests in four equal installments on each of the first four anniversaries of the grant date, provided that the NEO continues to be employed with the Company through the applicable vesting date.

(8)

This PSU award vests based on the Company’s relative TSR performance over a single 2.83-year performance period ending on the third anniversary of the grant date and the NEO’s service during the performance period.

2018 Option Exercises and Stock Vested

The following table shows information regarding the vesting during 2018 of stock awards previously granted to the NEOs. No options were exercised by the NEOs during 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Paul M. Black	188,231	2,693,586
Richard J. Poulton	137,391	1,946,635
Dennis M. Olis	44,378	635,049
Brian P. Farley	60,288	862,721
Lisa Khorey	29,521	353,870

(1)

The value realized equals the fair market value of the Company’s common stock on the vesting date multiplied by the number of shares vested. Upon release of the RSUs, shares may be surrendered to satisfy minimum income tax-withholding requirements. The amounts shown are gross amounts absent netting for shares surrendered.

Potential Payments Upon Termination or Change of Control

The Company has entered into employment agreements with each of the NEOs that provide for payments in connection with such NEO’s termination, whether upon a change of control or otherwise. The estimated benefits to be provided to the NEOs under the employment agreements in each of those situations are described below, including a summary of payments that would have been required had a termination or change of control taken place on December 31, 2018, based upon the per share closing price of the Company’s common stock ($9.64) on the last trading day of the year:

Payments Made Upon Termination

The employment agreements provide for payments of certain benefits, as described above, upon the termination of the employment of an NEO. Each NEO’s rights upon a termination of his or her employment depend upon the circumstances of his or her termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of “Cause” and “Constructive Discharge” that are used in those agreements. For purposes of the employment agreements with each of the NEOs:

•

The Company has “Cause” to terminate an NEO for such NEO’s: (i) willful or grossly negligent failure to perform duties; (ii) violation of law that is materially injurious to the operations or reputation of the Company; (iii) conviction of a crime involving the Company’s property or constituting a felony or involving fraud or moral turpitude; or (iv) material violation of a general Company policy or refusal to follow lawful directions of the Board.

•

A “Constructive Discharge” under each of the employment agreements generally means: (i) a failure of the Company to meet its obligations, in any material respect, under the employment agreement, including, without limitation, a reduction of or failure to pay base salary; (ii) a material diminution in or other substantial adverse alteration in the nature or scope of an NEO’s responsibilities; or (iii) the relocation by more than fifty miles of an NEO’s principal place of business.

The employment agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release of employment claims. They also include non-competition and non-solicitation provisions that apply for one year following such NEO’s termination of employment and a confidentiality provision.

Payment Obligations for Termination by the Company with Cause or upon Death or Disability or by the NEO Without Constructive Discharge

If an NEO is terminated by the Company for Cause or as a result of such NEO’s death or disability (as defined in the respective employment agreement), or if an NEO terminates his or her employment without Constructive Discharge, he or she is entitled to receive:

•	Accrued but unpaid base salary through the date of termination;
•	Earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs; and
•

As provided in the award agreements governing the PSUs granted to such NEOs in 2015, 2016, 2017 and 2018, accelerated vesting of such awards at 100% of target level in the case of a termination due to such NEO’s death or disability.

Payment Obligations for Termination by the Company Without Cause or Due to Constructive Discharge

If an NEO is terminated by the Company without Cause or an NEO terminates his or her employment for Constructive Discharge (except during the two-year period following a change of control), he or she is entitled to receive:

•	Accrued but unpaid base salary through the date of termination;
•	Earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs (as determined and payable had there been no termination);

•

Severance equal to 1x the sum of base salary plus target cash incentive bonus opportunity, with such severance to be paid in 12 equal monthly installments or, in the case of Mr. Black, severance equal to 2x the sum of base salary plus target cash incentive bonus opportunity, with such severance to be paid in 24 equal monthly installments;

•	Continuation of health benefits, if applicable, for 12 months or, in the case of Mr. Black, for 24 months; and
•

Pro-rata vesting of any unvested stock option or stock awards equal to (i) the number of shares of such award that would vest on the normal vesting date, but prorated to reflect such NEO’s period of service since the last regular vesting date (or grant date if termination occurs prior to the regular vesting of any shares subject to the award); and (ii) one additional year of vesting; provided, however, that for performance-based awards, vesting will be subject to the satisfaction of, and based on the level of performance achieved of, performance conditions; provided, further, that the vesting of RSU awards, other than the RSU awards granted to Mr. Black, do not accelerate upon the executive’s termination of employment due to a constructive discharge.

Payment Obligations Upon Resignation Due to No Comparable Job Following a Change of Control

Pursuant to the employment agreements with Mr. Poulton and Mr. Olis, if a change of control occurs and prior to such event the NEO is not offered a comparable job by the Company (or its successor), and the NEO resigns on or within ten days of the change of control, then the NEO is entitled to:

•	Full vesting of outstanding equity awards, with such vesting at target levels for unearned performance-based share awards; and
•	A lump sum payment equal to 1x the value of his base salary plus target cash incentive bonus opportunity.

A “comparable job” under either Mr. Poulton or Mr. Olis’ employment agreement means employment following a change of control (i) with substantially the same duties and responsibilities as were held by the NEO immediately prior to the change of control; (ii) within 50 miles of the location at which the NEO provides services prior to such change of control; and (iii) at the same or increased base salary and target cash incentive bonus opportunity level as were in effect prior to such change of control. None of the other NEOs are eligible to receive severance upon a resignation due to no comparable job following a change of control.

Severance Upon Termination Without Cause or Due to Constructive Discharge Following a Change of Control

Pursuant to the employment agreements with each of the NEOs, if a change of control occurs and the NEO’s employment is terminated without Cause or due to Constructive Discharge within two years of a change of control or within 180 days before a change of control in connection with such change of control, the NEO will receive:

•	Full vesting of outstanding equity awards, with such vesting at target levels for unearned performance-based share awards;
•	A lump sum payment equal to 2x the value of his or her base salary plus target cash incentive bonus opportunity; and
•	Continuation of health benefits, if applicable, for 12 months or, in the case of Mr. Black, 24 months.

Name	Base Severance Pay ($)	Accelerated Vesting of Equity Awards ($)	Continued Health Benefits ($)	Total ($)
Paul M. Black
Death or Disability	0	5,696,565	0	5,696,565
By Allscripts for Cause or Executive without Constructive Discharge	0	0	0	0
By Allscripts without Cause	5,150,000	4,836,565	19,662	10,006,227
By Executive for Constructive Discharge	5,150,000	1,898,855	19,662	7,068,517
Change of Control (no comparable job and termination)	0	3,726,438	0	3,726,438
Change of Control (constructive discharge and termination)	5,150,000	3,726,438	19,662	8,896,100
Change of Control with Termination	5,150,000	3,726,438	19,662	8,896,100
Richard J. Poulton
Death or Disability	0	3,669,215	0	3,669,215
By Allscripts for Cause or Executive without Constructive Discharge	0	0	0	0
By Allscripts without Cause	1,260,000	3,352,903	18,575	4,631,478
By Executive for Constructive Discharge	1,260,000	1,223,072	18,575	2,501,647
Change of Control (no comparable job and termination)	1,260,000	2,813,183	0	4,073,183
Change of Control (constructive discharge and termination)	2,520,000	2,813,183	18,575	5,351,758
Change of Control with Termination	2,520,000	2,813,183	18,575	5,351,758
Dennis M. Olis
Death or Disability	0	1,342,736	0	1,342,736
By Allscripts for Cause or Executive without Constructive Discharge	0	0	0	0
By Allscripts without Cause	805,000	1,101,292	14,963	1,921,255
By Executive for Constructive Discharge	805,000	447,579	14,963	1,267,542
Change of Control (no comparable job and termination)	805,000	986,731	0	1,791,731
Change of Control (constructive discharge and termination)	1,610,000	986,731	14,963	2,611,694
Change of Control with Termination	1,610,000	986,731	14,963	2,611,694
Brian P. Farley
Death or Disability	0	1,844,710	0	1,844,710
By Allscripts for Cause or Executive without Constructive Discharge	0	0	0	0
By Allscripts without Cause	798,000	1,601,074	19,662	2,418,736
By Executive for Constructive Discharge	798,000	614,903	19,662	1,432,565
Change of Control (no comparable job and termination)	0	1,292,068	0	1,292,068
Change of Control (constructive discharge and termination)	1,596,000	1,292,068	19,662	2,907,730
Change of Control with Termination	1,596,000	1,292,068	19,662	2,907,730
Lisa Khorey
Death or Disability	0	1,096,569	0	1,096,569
By Allscripts for Cause or Executive without Constructive Discharge	0	0	0	0
By Allscripts without Cause	878,938	1,205,110	10,782	2,094,830
By Executive for Constructive Discharge	878,938	365,523	10,782	1,255,243
Change of Control (no comparable job and termination)	0	1,261,693	0	1,261,693
Change of Control (constructive discharge and termination)	1,757,875	1,261,693	10,782	3,030,350
Change of Control with Termination	1,757,875	1,261,693	10,782	3,030,350

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Black, our Chief Executive Officer.

We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.  SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Ratio

For 2018:

•	The median of the annual total compensation of all of our employees, other than Mr. Black, was $72,946.
•	Mr. Black’s annual total compensation, as reported in the Total column of the 2018 Summary Compensation Table, was $7,801,251.
•	Based on this information, the ratio of the annual total compensation of Mr. Black to the median of the annual total compensation of all employees is estimated to be 107 to 1.

Identification of Median Employee

We selected December 31, 2018 as the date on which to determine our median employee.  As of that date, we had approximately 9,536 employees.  Approximately 6,384 employees in the United States and 3,152 employees located outside of the United States were considered for identifying the median employee.

For purposes of identifying the median employee from the employee population base, we considered base salary, bonuses, commissions and overtime for calendar year 2018.  In addition, for employees that commenced employment with the Company after January 1, 2018, we annualized their compensation.

In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2018 Summary Compensation Table with respect to each of the NEOs.

COMPENSATION COMMITTEE REPORT

The information contained in the following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the preceding section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee of the Board of Directors

Jonathan J. Judge, Chairman Michael A. Klayko Dave B. Stevens

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2018. The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Audit Committee Report

The Audit Committee consists of five members: Mara G. Aspinall, P. Gregory Garrison, Yancey L. Spruill, Dave B. Stevens and David D. Stevens. All of the members are independent directors as defined in Nasdaq’s listing standards and SEC regulations. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at investor.allscripts.com. The Audit Committee met eight times during the year ended December 31, 2018.

The Audit Committee is primarily responsible for:

•	assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information that will be provided to the Company’s stockholders and others;
•	appointing and overseeing the services performed by the Company’s independent registered public accounting firm, as well as pre-approving all services and fees related thereto;
•

overseeing and periodically evaluating the performance and responsibilities of the Company’s internal audit department, including approving the Company’s annual internal audit plan and reviewing the results of internal audits, including management’s responses thereto;

•

reviewing with the Company’s management, internal audit department, and independent registered public accounting firm the Company’s critical accounting policies and its system of internal control over financial reporting; and

•	overseeing the risk assessments related to the Company conducted by the Company’s management.

During 2018, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee had separate executive sessions during its regularly scheduled meetings with Grant Thornton, the Company’s independent registered public accounting firm for the year ended December 31, 2018, as well as with the Company’s Chief Executive Officer, President, Chief Financial Officer, and Head of Internal Audit, at which candid discussions regarding financial management, legal, accounting, auditing, and internal control matters took place. At least quarterly, the Audit Committee met with the Company’s Chief Compliance Officer and Chief Security Officer to discuss the effectiveness of the Company’s compliance program and to receive status reports regarding certain compliance and risk matters. The Audit Committee’s agenda is established by the Audit Committee’s Chairman.

Throughout the year ended December 31, 2018, the Company’s management completed documentation, testing, and evaluation of the Company’s internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. No less than quarterly, the Company’s management provided updates to the Audit Committee regarding progress made to complete management’s assessment of its internal control over financial reporting. The Company’s management concluded that the internal control over financial reporting was effective as of December 31, 2018. Management’s assessment, and Grant Thornton’s report on its audit, of the effectiveness of internal control over financial reporting were included in the Company’s Annual Report on 10-K for the year ended December 31, 2018, which was filed on February 22, 2019 with the SEC. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and the Company’s management’s preparations for the evaluation in 2019.

The Audit Committee is responsible for overseeing the risk assessments conducted by the Company’s management, particularly risks that could present a negative impact, prevent value creation, or erode existing value. These risk assessments will include:

•	discussing the Company’s policies and procedures regarding risk assessment and risk management regarding certain operational risks (including cybersecurity risk);
•	reviewing management’s assessment of risks identified in the Company’s legal and regulatory compliance programs and actions to be taken to mitigate these risks;
•	reviewing management’s assessment of risks related to financial reporting and actions to be taken to mitigate these risks; and
•	regularly reporting to the Board on its risk-related reviews and discussions and, as appropriate, recommending to the Board such actions as it deems necessary.

In fulfilling its responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the scope of the audit, audit fees, auditor independence matters, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

In deciding to engage Grant Thornton as the Company’s independent registered public accounting firm for the year ended December 31, 2018, as well as to reappoint Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2019, the Audit Committee took into consideration a number of factors, including the professional qualifications of Grant Thornton and its deep institutional knowledge of our business and industry, the qualifications and performance of the lead audit partner, the successor lead audit partner and other key engagement partners, which are regularly rotated in accordance with SEC rules, the quality of the Audit Committee’s ongoing discussions with the firm, and the support available to the Company from Grant Thornton’s regional and national offices.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2018 with the Company’s management and Grant Thornton. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence from the Company.

In performing all of these functions, the Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the Company’s financial statements and other reports; and of the Company’s independent registered public accounting firm, who are engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of Grant Thornton, the Company’s independent registered public accounting firm for the year ended December 31, 2018, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee of the Board of Directors

P. Gregory Garrison, Chairman

Mara G. Aspinall

Yancey L. Spruill

Dave B. Stevens

David D. Stevens

PROPOSALS

Overview of Proposals

This Proxy Statement contains four proposals requiring stockholder action:

•	Proposal One requests the election to the Board of the eight nominees named in this Proxy Statement.
•	Proposal Two requests the approval of the adoption of the 2019 Stock Incentive Plan.
•	Proposal Three requests the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
•	Proposal Four requests that stockholders vote on an advisory resolution approving the Company’s NEO compensation.

Each proposal is discussed in more detail in the pages that follow.

Proposal One – Election of Directors

The Board has nominated current directors Ms. Aspinall and Messrs. Black, Garrison, Judge, Klayko, Spruill, Stevens and Stevens to be elected to serve until the next annual meeting of stockholders and until his or her successor has been duly elected, or until his or her earlier resignation or removal.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the eight nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s eight nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

Vote Required

In accordance with the policy of majority voting in uncontested director elections set forth in the Company’s bylaws, if the number of shares voted “FOR” any nominee exceeds the number of shares voted “AGAINST” such nominee, then he or she will be elected as a director to serve until the Company’s 2019 Annual Meeting of Stockholders and until his or her successor has been duly elected, or until his or her earlier resignation or removal. If any nominee is an incumbent director and fails to receive a majority of the votes cast with respect to his or her nomination, then he or she must tender a resignation as director, and such resignation will be considered by the Nominating Committee in accordance with the requirements of the Company’s Corporate Governance Guidelines.

Recommendations of the Board

The Board unanimously recommends that stockholders vote FOR the election of directors Aspinall, Black, Garrison, Judge, Klayko, Spruill, Stevens and Stevens.

Proposal Two – Approval of the Allscripts 2019 Stock Incentive Plan

General

At the Annual Meeting, stockholders will be requested to approve the adoption of the 2019 Stock Incentive Plan (the “2019 Stock Incentive Plan”). Upon approval of the 2019 Stock Incentive Plan, no additional awards will be granted under the Allscripts Healthcare Solutions, Inc. Second Amended and Restated 2011 Stock Incentive Plan or any other equity plan maintained by the Company that is outstanding as of the effective date of the 2019 Stock Incentive Plan.

Purposes

The purposes of the 2019 Stock Incentive Plan are:

•

To align the interests of the Company’s stockholders and recipients of awards under the 2019 Stock Incentive Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	To advance the interests of the Company by attracting and retaining officers, other key management employees, directors and independent contractors; and
•	To motivate such persons to act in the long-term best interests of the Company and its stockholders.

Types of Awards

Under the 2019 Stock Incentive Plan, the Company may grant:

•	non-qualified stock options;
•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code);
•	stock appreciation rights (“SARs”);
•	restricted stock and restricted stock units (“Stock Awards”); and
•	performance units.

Under the terms of the 2019 Stock Incentive Plan, officers, other employees, non-employee directors, independent contractors, and persons expected to become officers, other employees, non-employee directors and independent contractors, of the Company or any of its subsidiaries, as selected by the Plan Committee (as described below), are eligible to participate in the plan. As of March 15, 2019, approximately 9,500 employees were eligible to participate in the 2019 Stock Incentive Plan. The closing price of our common stock on March 15, 2019 was $10.63.

Historical Award Data

The table below summarizes overhang data for the Company as of March 15, 2019.

	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock Options	1,297,186	$13.69	1.12
Restricted stock units	5,427,805	n/a	n/a
Performance-based restricted stock units	1,985,337	n/a	n/a
Total
Shares Available for Grant	3,870,971
Record Date Shares of Common Stock Outstanding	166,632,687

The following table summarizes the Company’s gross burn rate over the prior three fiscal years (2016-2018):

Fiscal Year	Option Grants	RSU Grants	PSUs Earned (1)	WASO (2)	Burn Rate
2016	0	2,858,622	207,330	186,188,000	1.65%
2017	0	3,076,303	109,451	180,830,000	1.76%
2018	0	3,499,801	179,889	176,038,000	2.09%
(1)	The Company granted 620,962 PSUs in 2016, 613,550 PSUs in 2017 and 524,429 PSUs in 2018.
(2)	WASO means the weighted average common shares outstanding for each fiscal year.

The Company’s burn rate for 2018 was 2.1%, with a three-year average burn rate of 1.8%. This compares with a median burn rate of 2.1% for the Company’s peer group described in the “Compensation Discussion and Analysis” section of this proxy statement. The peer group data was compiled by Compensia based on publicly available data as of November 2018. Burn rate is calculated by dividing (a) the number of shares subject to stock option, RSU and PSU awards earned during the period under Company equity plans by (b) the weighted-average number of shares outstanding for each fiscal year during the period.

The following table summarizes, as of March 15, 2019, the Company’s issued and total equity overhang as compared with the Company’s peer group described in the “Compensation Discussion and Analysis” section of this proxy statement. The peer group data was compiled by Compensia based on publicly available data as of November 2018.

	Issued Overhang (1)	Total Overhang (2)
Allscripts (no additional share authorization)	5.1%	7.4%
Allscripts (with additional share authorization)	5.1%	10.6%
Peer Group – 75%	6.9%	14.1%
Peer Group – 50%	5.4%	10.6%
Peer Group – 25%	3.9%	8.1%

(1)	Issued overhang is calculated by dividing (a) the number of shares subject to equity awards outstanding at the end of the period by (b) the number of shares outstanding at the end of the period.
(2)

Total overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the period and (y) the number of shares available for future grant under equity plans, by (b) the number of shares outstanding at the end of the period.

(3)

The Company repurchased 11,303,355 shares under the existing stock repurchase program during the fiscal year ended December 31, 2018. The issued and total overhang percentages within the table are as of March 15, 2019 and therefore reflect the impacts of the stock repurchases in 2019. Because share repurchases reduce the denominator in the issued and total overhang calculations, they increase our overhang percentages. If we had not repurchased any shares during 2018, issued and total overhang as of March 15, 2019 would have been 4.8% and 6.9%, respectively, assuming no additional share authorization and 4.8% and 9.9%, respectively, including the additional share authorization.

Description of the 2019 Stock Incentive Plan

The following summary of the 2019 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the 2019 Stock Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

Administration of the Plan

The 2019 Stock Incentive Plan will be administered by a committee designated by the Board of Directors or a subcommittee thereof (the “Plan Committee”), consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) “independent” within the meaning of the rules of NASDAQ. Subject to the express provisions of the 2019 Stock Incentive Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Plan Committee may delegate some or all of its power and authority under the 2019 Stock Incentive Plan to the Board, a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that the Plan Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in the plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Shares Reserved under the Plan

Under the 2019 Stock Incentive Plan, the maximum number of shares of common stock available for awards is 5,500,000, plus the number of available shares of common stock under the 2011 Stock Incentive Plan as of the effective date of the 2019 Stock Incentive Plan. The number of shares available for awards is subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of available shares is reduced by the sum of the aggregate number of shares of common stock which become subject to Stock Awards or are issued in settlement of performance units granted under the 2019 Stock Incentive Plan. To the extent that shares of common stock subject to an outstanding option, free-standing SAR or Stock Award granted under either the 2019 Stock Incentive Plan or any prior plan previously maintained by the Company under which equity awards remained outstanding as of the effective date of the 2019 Stock Incentive Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the 2019 Stock Incentive Plan; provided, however, that shares of common stock subject to an award under the 2019 Stock Incentive Plan shall not again be available under the 2019 Stock Incentive Plan if such shares are (x) shares that are subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with proceeds of an option exercise. The number of shares that will again become available will be one-half of one share for each share subject to an option or free-standing SAR and one share for each share subject to a Stock Award or Performance Unit Award.

Change of Control

Unless otherwise determined by the Plan Committee pursuant to the terms of the 2019 Stock Incentive Plan or provided in an award agreement or other agreement, in the event of change of control of the Company and a termination of employment or service under circumstances determined by the Board or the Plan Committee within 24 months following such change of control or within three months prior thereto in connection with such change of control (i) the outstanding options and SARs shall immediately become exercisable in full or in part, (ii) the restriction period applicable to the outstanding Stock Awards shall lapse in full or in part, (iii) the performance period applicable to the outstanding awards shall lapse in full or in part and (iv) the performance measures applicable to the outstanding awards shall be deemed satisfied at the target, maximum or any interim other level. In addition, in the event of a change of control, the Board or the Plan Committee may, in its discretion, require that shares of stock of the company resulting from such change of control, or the parent thereof, be substituted for some or all of the shares of common stock subject to outstanding awards as determined by the Board of Directors, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change of control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2019 Stock Incentive Plan, a change of control is generally defined as (i) any acquisition by a person or entity of more than 30% of the combined voting power of the Company’s then outstanding shares, with certain exceptions, (ii) an unapproved change in the majority of the Board members, (iii) a merger, reorganization or consolidation of the Company, unless, in any such case, the holders of the outstanding voting stock of the Company immediately prior to such merger, reorganization or consolidation holds more than 50% of the voting power of the surviving company; or (iv) a sale or other disposition of all or substantially all of the assets of the Company other than to an entity of which the company owns at least 50% of the voting power of such company or to a company with respect to the holders of the outstanding voting stock of the Company immediately prior to such sale or other disposition holds more than 50% of the voting power of such company.

Effective Date, Termination and Amendment

If approved by stockholders at the 2019 annual meeting, the 2019 Stock Incentive Plan will become effective immediately. The 2019 Stock Incentive Plan will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless earlier terminated by the Board of Directors. The Board may amend the 2019 Stock Incentive Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of NASDAQ, and provided that no amendment may be made that materially impairs the rights of a holder of an outstanding award without the consent of such holder.

Stock Options and SARs

The 2019 Stock Incentive Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each SAR shall be exercisable for no more than 7 years after its date of grant. The exercise price of a non-qualified stock option and the base price of an SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes with respect to an employee) shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR.

Each option will be exercisable for no more than 7 years after its date of grant, unless the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of common stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee. No dividend equivalents will be paid with respect to options or SARS

Stock Awards

The 2019 Stock Incentive Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award. Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period. Except as otherwise specified in the award agreement, the restriction period of a Stock Award not subject to performance measures shall not be less than one year, subject to pro-rata vesting during such one-year restriction period, and the performance period of a Stock Award subject to performance measures shall not be less than one year. Notwithstanding the foregoing, the minimum restriction period and minimum performance period shall not be applicable to Stock Awards granted under the 2019 Stock Incentive Plan with respect to the number of shares of common stock which, in the aggregate, do not exceed five percent of the total number of shares available under the 2019 Stock Incentive Plan.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of common stock, cash or a combination thereof and (2) whether the holder will be entitled to receive, dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units shall be subject to the same restrictions as such restricted stock units.

Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. Notwithstanding anything in the plan or an award agreement to the contrary, any dividends or other distributions with respect to shares of common stock will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment will be determined by the Plan Committee in accordance with the terms of the 2019 Stock Incentive Plan.

Performance Unit Awards

The 2019 Stock Incentive Plan also provides for the grant of performance unit awards. The agreement relating to a performance unit award shall specify whether such award may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance unit award shall provide, in the manner determined by the Plan Committee, for the vesting of such performance unit award if the specified performance measures are satisfied or met during the specified performance period. The performance period of a performance unit shall not be less than one year. Prior to the settlement of a performance unit award in shares of common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. Any dividend equivalents with respect to Performance Units shall be subject to same restrictions as such Performance Units. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Measures

Under the 2019 Stock Incentive Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. One or more of the following corporate-wide or subsidiary, division, operating unit or individual measures may be used by the Committee in establishing performance measures under the 2019 Stock Incentive Plan: earnings; earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; bookings; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; customer satisfaction measures; and successful integration of acquisitions; or any other measure selected by the Committee whether or not listed in the 2019 Stock Incentive Plan. Each such performance measure may be expressed on a pre-tax or post-tax basis or on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). Performance measures may be determined in accordance with generally accepted accounting principles (“GAAP”) or otherwise than in accordance with GAAP. In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance measures may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In the sole discretion of the Plan Committee, the Plan Committee may amend or adjust the performance measures to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring  or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance measures are subject to such other special rules and conditions as the Plan Committee may establish at any time.

Award Agreements

All awards will be evidenced by a written agreement containing such provisions not inconsistent with the 2019 Stock Incentive Plan as the Plan Committee will approve. An agreement (or an employment agreement referred to therein) may provide that, or the committee may, in its sole discretion at any time, take action such that in the event of a termination of employment or in the event of a change of control or as otherwise provided by the Plan Committee (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted stock, restricted stock units or performance units lapse, (iii) all or a portion of any performance period applicable to any outstanding awards lapse, and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other interim level.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2019 Stock Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2019 Stock Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2019 Stock Incentive Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.”  “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers.  If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Unit Awards

A participant will not recognize taxable income at the time performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Vote Required

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the 2019 Stock Incentive Plan.

Recommendation of the Board

The Board of Directors unanimously recommends a vote FOR the approval of the Allscripts Healthcare Solutions, Inc. 2019 Stock Incentive Plan.

Proposal Three - Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has re-appointed Grant Thornton as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for the year ending December 31, 2019. Grant Thornton has served as the Company’s independent registered public accounting firm since March 2014.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2019. In the event the appointment is not ratified, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. A representative of Grant Thornton is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Fees and Related Expenses Paid to Auditors

The following table shows the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2018 and December 31, 2017.

(In thousands)	Grant Thornton LLP 2018 ($)	Grant Thornton LLP 2017 ($)
Audit Fees (1)	3,902	3,554
Audit-Related Fees (2)	637	2,055
Tax Fees (3)	-	16
All Other Fees	-	-
Total	4,539	5,625

(1)

Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Report on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings or engagements. The amounts shown for both years include audit fees related to Netsmart, Inc., of which Allscripts divested its entire investment on December 31, 2018.

(2)	Audit-related fees relate to professional services performed in connection with the Company’s Service Organization Controls (SOC) reports, HITRUST certification and acquisition related procedures.
(3)	Tax fees relate to professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning services.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm within the four categories identified above.

Prior to engagement, the Audit Committee pre-approves all services to be performed by the independent registered public accounting firm. The fees are budgeted and the Audit Committee has established procedures to pre-approve fee adjustments due to changes in the scope of work or for other reasons. The Audit Committee may delegate pre-approval authority to one or more of its members.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to approve this Proposal Three.

Recommendation of the Audit Committee and the Board

The Audit Committee and the Board unanimously recommend that stockholders vote FOR Proposal Three.

Proposal Four – Advisory Vote to Approve Named Executive Officer Compensation

The Company provides its stockholders with the opportunity to cast an annual advisory vote to approve the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis” and “Executive Compensation” sections above). The Company believes it is appropriate to seek and take into account the views of its stockholders on the design and effectiveness of the Company’s executive compensation program.

The Compensation Committee seeks to establish and implement a compensation program for the Company’s named executive officers that emphasizes pay-for-performance, and is designed to meet the following objectives: (a) reward outstanding performance for an individual’s performance against corporate goals; (b) provide long-term incentive compensation through equity grants, a material portion of which are performance-based; (c) provide for compensation that is both competitive in the executive market and internally equitable; and (d) align the Company’s named executive officer compensation with the Company’s financial performance and the long-term interests of the Company’s stockholders.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board requests that the Company’s stockholders vote to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby approved.

As an advisory vote, this proposal is not binding on the Company, the Board, or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders in their votes on this proposal, and considers the outcome of the Company’s annual say-on-pay vote when making decisions regarding the Company’s executive compensation program. The Company’s management continues to engage in dialogue with many of the Company’s largest stockholders, and the Compensation Committee will continue to consider material stockholder feedback and the results of the Company’s say-on-pay votes when making future compensation decisions for the Company’s named executive officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the Company’s named executive officers each year at the Company’s annual meeting of stockholders. It is expected that the next say-on-pay vote will occur at the Company’s 2019 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to approve this Proposal Four.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR Proposal Four.

Other Matters

The Company knows of no matters to be submitted to the Company’s stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 12, 2019

ANNEX A

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

2019 STOCK INCENTIVE PLAN

I. INTRODUCTION

1.1.Purposes. The purposes of the Allscripts Healthcare Solutions, Inc. 2019 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2.Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(c).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board or a subcommittee thereof, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Global Select Market or any other stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Allscripts Healthcare Solutions, Inc., a Delaware corporation, or any successor thereto.

“Effective Date” shall have the meaning set forth in Section 5.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Global Select Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Global Select Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, in the discretion of the Committee and to the extent set forth in the Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(c).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean any criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition (x) in the case of a Restricted Stock Award, to the vesting of the holder’s interest in the shares of Common Stock subject to such award, or (y) in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following corporate-wide or subsidiary, division, operating unit or individual measures may be used by the Committee in establishing Performance Measures under this Plan: earnings; earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; bookings; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; successful integration of acquisitions; or any other measure selected by the Committee whether or not listed herein. Each such Performance Measure may be expressed on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). Performance Measures may be determined in accordance with generally accepted accounting principles (“GAAP”) or otherwise than in accordance with GAAP. In the case of earnings-based measures, in addition to the ratios specifically enumerated above, Performance Measures may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.  Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plan” shall mean the Allscripts Healthcare Solutions, Inc. Second Amended and Restated 2011 Stock Incentive Plan, and each other plan previously maintained by the Company under which equity awards remain outstanding as of the Effective Date.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, in the discretion of the Committee and to the extent set forth in the Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Voting Power” shall have the meaning set forth in Section 5.8(c).

1.3.Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4.Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, independent contractors, and persons expected to become officers, other employees, Non-Employee Directors and independent contractors, of the Company or any of its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Company may determine, in its sole discretion, whether a participant is deemed to be employed during a leave of absence.  The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $750,000.

1.5.Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall initially be available for all awards under this Plan shall be (i) 5,500,000, plus (ii) the number of available shares of Common Stock under the Allscripts Healthcare Solutions, Inc. Second Amended and Restated 2011 Stock Incentive Plan as of the Effective Date.  The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Units denominated in shares of Common Stock, other than Substitute Awards.   If this Plan is approved by the stockholders of the Company, no further awards may be granted under any Prior Plan.

To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under this Plan or under any Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or any Prior Plan shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares subject to outstanding awards granted under a Prior Plan that shall become available under this Plan pursuant to this paragraph shall be based on whatever factor or factors that were applied to determine the number of shares originally deducted from the available shares under the Prior Plan.   The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, Non-Employee Directors and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than seven (7) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five (5) years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than seven (7) years after its date of grant; and provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, the Committee shall not (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a Change in Control, without the approval of the stockholders of the Company.

2.5Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III.  STOCK AWARDS

3.1Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The minimum Restriction Period and the minimum Performance Period specified in Section 3.2(b) relating to Restricted Stock Awards and specified in Section 3.3(b) relating to Restricted Stock Unit Awards shall not be applicable to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Sections 3.1, 5.3 and 5.8 (i) the Restriction Period of a Restricted Stock Award not subject to Performance Measures shall not be less than one (1) year, subject to pro-rata vesting during such one-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Award subject to Performance Measures shall not be less that one (1) year.

(c)Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock. Notwithstanding the foregoing, all distributions and dividends with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution or dividend was made.

3.3Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Sections 3.1, 5.3 and 5.8 (i) the Restriction Period of a Restricted Stock Unit Award not subject to Performance Measures shall not be less than one (1) year, subject to pro-rata vesting during such one-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Unit Award subject to Performance Measures shall not be less that one (1) year.

(c)Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same vesting conditions as the underlying awards.

Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or the Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason,  shall be determined by the Committee in accordance with the terms of this Plan, including Sections 1.3, 3.2(b), 3.3(b) and 5.3, and set forth in the applicable award Agreement.

IV.  PERFORMANCE UNIT AWARDS

4.1Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b)Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period. Notwithstanding the foregoing, but subject to Sections 5.3 and 5.8, the Performance Period of a Performance Unit Award that may be settled in shares of Common Stock shall not be less than one (1) year.

(c)Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Unit Award shall be subject to the same restrictions as such Performance Unit Award. Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V.  GENERAL

5.1Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2019 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date on which the Plan was approved by stockholders (the “Effective Date”). This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten (10) years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i), subject to any requirement of stockholder approval is required by Section 2.4 or by applicable law, rule or regulation, including any rule of the Nasdaq Global Select Market, or any other stock exchange on which the shares of Common Stock are then traded, or (ii) the Non-Employee Director compensation limit set forth in Section 1.3; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. An Agreement (or an employment agreement referred to therein) may provide that, or the Committee may, in its sole discretion at any time, take action such that in the event of a termination of employment or service, in the event of a Change in Control or as otherwise determined by the Committee (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse, and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other interim level. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, the recipient of such award and, upon such execution and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (a) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (b) the holder may satisfy any such obligation by any of the following means: (i) a cash payment to the Company, (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iii) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (iv) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii) and (iii), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Unit (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8Change in Control.

(a)Double-Trigger Vesting. Unless otherwise determined by the Committee pursuant to Section 5.3 or provided in an Agreement or another agreement, in the event of a Change in Control of the Company and a termination of employment or service under circumstances determined by the Board or the Committee and set forth in the Agreement within 24 months following such Change in Control or within three months prior thereto in connection with such Change in Control (i) the outstanding options and SARs shall immediately become exercisable in full or in part, (ii) the Restriction Period applicable to the outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (iii) the Performance Period applicable to the outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to the outstanding awards shall be deemed to be satisfied at the target, maximum or any other interim level.

(b)Board and Committee Discretion. In the event of a Change in Control of the Company, the Board or the Committee may, in its discretion:

(i)

require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(ii)

require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.3 or the terms of an award Agreement or other agreement, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (y) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to Section 5.3 or the terms of an award Agreement or other agreement and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.3 or the terms of an award Agreement or other agreement, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (z) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.3 or the terms of an award Agreement or other agreement and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.3 or the terms of an award Agreement or other agreement; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a Fair Market Value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(c)Definition of Change in Control. A “Change in Control” shall mean and be determined to have occurred upon any one of the following events: (i) the date any person or group other than any Subsidiary (or any employee benefit plans (or related trust) of the Company or any of its Subsidiaries) acquires beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the

Company’s then outstanding voting securities which generally entitle the holder thereof to vote for the election of directors (“Voting Power”); provided, however, that no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than sixty percent (60%) of the then outstanding shares of common stock of such corporation and the Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the stock and Voting Power of Company immediately before such acquisition, in substantially the same proportions as their ownership immediately before such acquisition; or (ii) the date the individuals who constitute the Board as of the date of the approval of this Plan by the Board (the “Incumbent Board”) cease for any reason other than their deaths to constitute at least a majority of the Board; provided that any individual who becomes a director after the date of the approval of this Plan by the Board whose election or nomination for election by Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered, for purposes of this definition, as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened solicitation by a person or group other than the Board for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors of the Company; or (iii) the Company effects (A) a merger, reorganization or consolidation of Company with one or more corporations or entities, unless, in any such case, immediately after such merger, reorganization or consolidation, more than 50% of the Voting Power of the then outstanding securities of the corporation resulting from such merger, reorganization or consolidation is then owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding Voting Stock of Company immediately prior to such merger, reorganization or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such merger, reorganization or consolidation, of the outstanding Voting Stock of the Company; or (B) a sale or other disposition of all or substantially all of the assets of Company (x) other than to an entity of which Company owns at least 50% of the Voting Power or (y) other than to a corporation with respect to which, immediately after such sale or other disposition, more than 50% of the Voting Power of the then outstanding securities thereof is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Stock of the Company immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the outstanding Voting Stock of the Company. For purposes of the foregoing definition, the terms “beneficially owned” and “beneficial ownership” shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act, the term “person” shall have the meaning ascribed to it in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and “group” means two or more persons acting together in such a way to be deemed a person for purposes of Section 13(d) of the Exchange Act.

5.9Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12Designation of Beneficiary. To the extent permitted by the Committee, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13Awards Subject to Clawback.  The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.14Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15Section 409A. To the extent that the Committee determines that any award granted under this Plan is subject to Section 409A of the Code, the award Agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, this Plan and the award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Plan to the contrary, in the event that following the Effective Date, the Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to this Plan and the applicable award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Section 409A.

5.16Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

SCRIPTS HEALTHCARE SOLUTIONS, INC. C/O BROADRIDGE

P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/22/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/22/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY INTERNET - www.proxyvote.com TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Mara G. Aspinall 1B Paul M. Black 1C P. Gregory Garrison 1D Jonathan J. Judge 1E Michael A. Klayko 1F Yancey L. Spruill 1G Dave B. Stevens 1H David D. Stevens The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve the Allscripts Healthcare Solutions, Inc. 2019 Stock Incentive Plan. For Against Abstain 3 To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019. 4 To approve, on an advisory basis, the Company's named executive officer compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000414545_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders May 23, 2019 9:00 AM The undersigned hereby appoints Paul M. Black, Richard J. Poulton and Dennis M. Olis as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of common stock of Allscripts Healthcare Solutions, Inc., a Delaware corporation ("Allscripts"), held of record by the undersigned at the close of business on March 29, 2019 at the Annual Meeting of Stockholders to be held on May 23, 2019, 9:00 am Central time at Allscripts' principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, or any adjournment or postponement thereof (the "Annual Meeting"), and authorizes and instructs said proxies to vote in the manner directed below. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL director nominees and FOR proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. If you wish to vote by telephone or via the Internet, please read the directions on the reverse side. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE. Continued and to be signed on reverse side 0000414545_2 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders May 21, 2018 9:00 AM The undersigned hereby appoints Paul M. Black, Richard J. Poulton and Dennis M. Olis as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of common stock of Allscripts Healthcare Solutions, Inc., a Delaware corporation ("Allscripts"), held of record by the undersigned at the close of business on March 26, 2018 at the Annual Meeting of Stockholders to be held on May 21, 2018, 9:00 am Central time at Allscripts' principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, or any adjournment or postponement thereof (the "Annual Meeting"), and authorizes and instructs said proxies to vote in the manner directed below. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL director nominees and FOR proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. If you wish to vote by telephone or via the Internet, please read the directions on the reverse side. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE. Continued and to be signed on reverse side